Exhibit 10.27

LEASE SUMMARY PAGE

1. Landlord:	Twin Spans Business Park, LLC, or its assigns 29 E. Commons Boulevard. Suite 100 New Castle, Delaware 19720

2. Tenant:	Five Below. Inc.

1616 Walnut Street Suite 400 Philadelphia, PA 19103 ATTN: Legal Department

3. Property:	350 Anchor Mill Road (Twin Spans VII) - New Castle, Delaware 19720

4. Premises:

Unit No.:	Size 204,496 sq. ft.

Initial Term:

Approximately 125,000 sq. ft. will be utilized by Tenant during Year 1

Approximately 175,000 sq. ft. will be utilized by Tenant during Year 2

Option Terms:

Approximately 204,496 sq. ft. Years 3-5

Approximately 204,496 sq. ft. Years 6-8

Although the Premises is approximately 204,496 square feet, Tenant will be utilizing the Premises in stages as described above. For purposes of this Lease. whenever the word Premises is used, it shall only pertain to that portion of the 204,496 square foot space that is actually being utilized by Tenant for the Permitted Use and Tenant’s obligations with respect to the Premises, including but not limited to heating and cooling, maintenance and repairs. etc., shall only be applicable to that portion of the 204,496 square foot space that is actually being utilized by Tenant for the Permitted Use at that time.

5. Building:	350 Anchor Mill Road - Twin Spans VII Twin Spans Business Park County: New Castle State: DE

6. Permitted Parking Area (if any): Fifteen (15) trailer spaces shall be exclusive to Tenant as shown on the Site Plan. 160 car parking spaces of which 100 shall be for the exclusive use of Tenant (which exclusive spaces are identified on the Site Plan). Landlord agrees that upon the request of Tenant, it shall mark Tenant’s exclusive spaces to prevent the use of same by others.

7. Outside Storage Area (if any): None

i

DS

8. Lease Term:     Two (2) Years     (plus any partial month from the Commencement Date until the first day of the next full calendar month after the Commencement Date during the Term).

9. Commencement Date:     June 1, 2007

10. Expiration Date:             May 31, 2009

11. Base Rent: See Attached Rent Schedule

12. Property Operating Charge is: Included in Base Rent

☒	Real Estate Taxes	☐	Real Estate Tax Increase only
☒	Insurance	☐	Insurance Increase only
☒	Common Area Maint.	☐	Common Area Maint. Increase only

13. Base Rent Escalator:	See Attached Rent Schedule

14. Date(s) of Escalation:	See Attached Rent Schedule

15. Renewal Notice Period:         Two Hundred Seventy (270) Days

16.	Late Charge: Five percent (5%) per month administrative fee plus applicable interest charges after thirty (30) days late at the Interest Rate, as defined in the Lease.

17. Renewal:     Two (2)     renewal term (s) of      Three (3) years each.

18. Renewal Rent:         Per attached Rent Schedule

19. Expansion Option: Tenant will have_first option on Zenith space as shown on the attached plan (which space is in addition to the 204,496 square feet which comprises the Premises) if/when it becomes available. Option to rent on Zenith space shall be “as is” at the then current Five Below rent rate (the “Expansion Option”), Landlord will notify Tenant of the availability within 10 days of the space officially becoming available for Lease from the Landlord. Tenant shall exercise option within 15 business days or option shall expire and terminate without further notice. If Tenant exercises the Expansion Option, the parties shall memorialize such option through a Lease Amendment. If Tenant exercises option to expand in the adjacent Zenith space. Landlord agrees, at its sole cost, to create 10’ x 10’ opening in demising wall at a mutually agreed upon location if Tenant exercises the Zenith option.

20. Permitted Use: Storage and distribution facility and uses incidental thereto, including office, administration and warehouse uses.

21. Broker representing Tenant: CB Richard Ellis per separate agreement

21. Riders and Addenda:	Service Rider, Rent Schedule, Rules and Regulations, Floor Plan, Site Plan, Schedule of Landlord Improvements, Rider of Landlord Improvements, Rider of Performance Penalties, Subordination. Nondisturbance and Attornment Agreement.

23. Security Deposit: None

ii

DS

i

DS

INDUSTRIAL LEASE FORM

THIS LEASE made this     day of         ,         between Landlord as identified and having the address set forth on the Lease Summary Page attached to and made a part of this Lease (the “Summary”) and Tenant as identified and having the address set forth on the Summary. In the event of any conflict between the provisions of this Lease or the Summary, the provisions of the Summary shall govern and control.

WITNESSETH, that Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, all that certain space described in Exhibit A attached hereto and made a part hereof (herein designated as the “Premises”), being the Unit identified on the Summary and containing the approximate rentable square footage set forth on the Summary, together with the non-exclusive access to all Common Areas of the building (the “Building”) and the business park (the “Park”) in which the Premises is located, as they may exist for common usage from time to time, plus all of Landlord’s rights, privileges and easements in, to, over and upon adjoining public and private land, highways, roads and streets required for ingress to and egress from the Premises. The Premises are a portion of the Building identified on the Summary located at the address set forth on the Summary. As used herein the term “Common Areas” shall mean collectively all grounds, utilities, roadways, drive aisles, entrances, exits, and parking areas associated with the Building and the Park, made available for the nonexclusive use of all occupants (including Tenant), their respective employees and invitees during the Term, together with the rights to Permitted Parking Area identified on the Summary, all upon the terms and conditions that follow. Except as otherwise expressly provided herein, Tenant accepts the Premises, Building and Common Areas in their “AS IS” condition and state of repair, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord and Tenant stipulate and agree to the rentable square footage set forth in Summary without regard to actual measurements. Although the Premises is approximately 204,496 square feet, Tenant will be utilizing the Premises in stages as described in the Summary. For purposes of this Lease, whenever the word Premises is used, it shall only pertain to that portion of the 204,496 square foot space that is actually being utilized by Tenant for the Permitted Use at that time, and Tenant’s obligations with respect to the Premises including but not limited to heating and cooling, maintenance and repairs, etc. shall only be applicable to that portion of the 204,496 square foot space that is actually being utilized by Tenant for the Permitted Use at that time.

ARTICLE 1	TERM; RENEWAL

1.01 Term. The term of this Lease is the Lease Term set forth on the Summary, beginning at 12:01 a.m. (prevailing time) on the Commencement Date set forth on the Summary and ending, without the necessity of further notice from either party to the other, at midnight (prevailing time) on the Expiration Date set forth on the Summary. If the Building or Premises is under construction or to be built, then the Premises shall be substantially complete on the date that the Premises are complete except for minor or insubstantial details of construction, decoration or mechanical adjustment that remain to be done, and that will be done by Landlord promptly. Notwithstanding the foregoing, substantial completion shall not occur until: (a) any common areas necessary for Tenant’s use are fully useable and operational; (b) the Premises are in full compliance with all laws; (c) a temporary or final certificate of occupancy or other similar governmental approval has been issued for the Premises, certifying that all governmental requirements have been satisfied and Tenant may use the Premises for the Permitted Use.

1.02 Delay in Commencement. Except as set forth elsewhere in this Lease to the contrary, Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. Landlord’s nondelivery of the Premises to Tenant on that date shall not affect this Lease or the obligation of Tenant under this Lease. However, the Commencement Date shall

1

Initials:	Landlord	Tenant	DS

be delayed until possession of the Premises is delivered to Tenant. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. Upon actual delivery of possession of the Premises to Tenant, Landlord and Tenant shall, upon such delivery, execute a commencement letter setting forth the Commencement Date and Expiration Date of the Lease.

1.03 Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease, except payment of Base Rent and any other charges. Early occupancy of the Premises shall not advance the Expiration Date of this Lease.

1.04 Renewal. Provided Tenant is not in default of this Lease, after any applicable notice and cure period, the term of the Lease may be extended for the number of renewal terms set forth on the Summary, each for the number of years set forth on the Summary, as follows: Each renewal term may be exercised by Tenant giving written notice to the Landlord no later than the number of days specified in the Renewal Notice Period on the Summary prior to the expiration of the then current lease term. Upon any valid exercise of any such rights of renewal, the terms of this Lease (as amended) shall remain in full force and effect unless otherwise agreed, except that the Base Rent for each renewal term shall be the Renewal Rent as provided on the Summary. References in this Lease to the term shall be deemed to apply to any then current term, including any renewal term validly exercised.

ARTICLE 2	RENT

2.01 Amount, Time and Manner of Payment. Upon the Commencement Date, but subject to any free Rent periods, any rent credits due Tenant, plus damages (including holdover rent for Tenant’s other distribution center which Landlord has agreed to pay), based upon Landlord’s failure to deliver the Premises within the time frames set forth elsewhere in this Lease, Tenant shall pay Landlord the Base Rent in the amount stated on the Summary for the first month of the Lease unless the Commencement Date is other than the first day of the month, in which case the Tenant shall pay an amount which represents the prorated amount of rent due until the first day of the next month and the final payment shall also be prorated if the Lease ends on a day other than the last day of the month. Such prorations shall be calculated using a 365-day year. All other payments of the Base Rent shall be due on the first day of the month each month thereafter. Tenant shall pay Landlord the Base Rent, in advance, without offset, notice, deduction, abatement or prior demand, except as set forth in this Lease to the contrary. The Base Rent shall be payable at Landlord’s address shown on the Summary or at such other place as Landlord may designate in writing.

2.02 Other Charges Payable by Tenant. Included in the Base Rent is Tenant’s Proportionate Share (as defined on the Summary) of Property Operating Costs, or the increase of same. Tenant is paying for those Property Operating Costs as they are included in the Base Rent specified on the Summary in addition to those specified on the Service Rider, and aside from payment of Base Rent, Tenant is not obligated to pay anything further for Property Operating Costs.

A. The term Property Operating Costs as used in this Lease shall mean the sum of the costs on the Summary which Tenant is paying in the Base Rent, some of which are:

(1) Landlord’s cost for operation and maintenance of the Property, including landscaping and lawn services, lighting of the common area(s), maintenance, repairs and resurfacing of any associated parking lot and roadways, sprinkler system and other common areas, painting and cleaning services of the common areas and facilities, private maintenance assessments, amortized improvement

2

Initials:	Landlord	Tenant	DS

and replacement costs, capital, electricity (other than for tenant spaces), reasonable property management fees, and other recurring expenses necessarily and reasonably incurred by Landlord in the proper operation and maintenance of the common areas of the Building of which the Premises is a part and of the land upon which the Building is situate, any and all of which shall be referred to as “Common Area Maintenance”;

(2) Cost of fire, hazard, rent, liability and other insurance maintained by Landlord for the Building of which the Premises is a part and for the common areas, which shall be referred to as “Insurance Premiums”; and

(3) Real estate taxes and assessments payable by Landlord with respect to the Building of which the Premises is a part and the land on which such Building is situate. Real Estate Taxes, as used herein, shall mean all taxes, assessments, and public charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, foreseen and unforeseen, which may be levied, assessed or imposed upon the land, Building, and all improvements located upon the tax parcel of which the Premises is a part, and all costs and fees, including attorney’s fees, incurred by Landlord in contesting any of the above and/or negotiating with public authorities as to any of the above, any and all of which shall be referred to as “Real Estate Taxes”. A copy of the assessing authority’s bill for such Real Estate Taxes, submitted by Landlord to Tenant, shall be sufficient evidence of the amount of taxes assessed or levied against the parcel or real property to which such bill relates.

B. Tenant shall be responsible for and pay as part of the Base Rent all taxes that may be assess or imposed by any lawful authority in respect of the occupancy and use by the Tenant of the Premises leased hereunder or imposed on any rents reserved hereunder (whether minimum annual rent or additional rent), any and all of which shall be referred to as “Other Taxes”. Without in any way limiting the generality of the foregoing.

Property Operating Costs shall not include any franchise or net income taxes, any interior painting of leased space, or any work or service performed for any Tenant at the cost of such Tenant.

It is agreed that the Tenant’s Proportionate Share of the Property Operating Costs for the remaining period of the calendar year in which the Lease first becomes operative is the sum shown on the Summary as the Initial Property Operating Charge.

C. Tenant shall be responsible for all utility charges related to the space. Said utilities will be metered separately and billed directly to the Tenant from the utility provider.

2.03 Late Charge. All payments of Base Rent (which include Tenant’s share of Property Operating Costs (together, the “Rent”) shall be due on the first (1st) of each month in advance. If any portion of the Rent is not so paid to and received by the Landlord before the fifth (5th) of each month, Late Fees (as set forth in the Summary) in addition to the Rent shall be due in the amount of five percent (5%) of the Rent until both the Rent and all such late fees are received by Landlord; however, no late charge shall be due until Tenant fails to pay any portion of Rent on or before the fifth (5th) business day after receipt by Tenant of a notice from Landlord advising Tenant that such payment is past due.

2.04 Security Deposit. Intentionally Deleted.

ARTICLE 3	ESCALATION OF BASE RENT

See attached Rent Schedule

3

Initials:	Landlord	Tenant	DS

ARTICLE 4	USE OF PREMISES

4.01 Use. Tenant may use and occupy the Premises for the permitted purpose set forth on the Summary and for no other purpose, except with the prior written consent of Landlord. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises except Tenant shall be permitted to have an outdoor picnic area and smoke area for Tenant’s employees. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times; provided, however, the Common Areas shall remain substantially as shown on Exhibit A, and Landlord shall not do or permit anything which would (i) materially affect access to or visibility of the Premises, (ii) materially reduce the parking spaces serving the Premises, or (iii) materially affect ingress and egress to the Premises or Tenant’s loading docks.

4.02 Compliance. Tenant will comply with all valid requirements of law and of all duly constituted public authorities and with the requirements of the local Board of Fire Underwriters (or other body exercising similar functions) and with all restrictive covenants of record, now or hereafter in force, so far as the same may relate to the use, alteration or condition of the Premises during the Term relating to Tenant’s particular use of the Premises. To the extent in Landlord’s control, Landlord shall have the sole responsibility to comply, at Landlord’s sole cost and expense, with all requirements of law and of all duly constituted public authorities and with the requirements of the local Board of Fire Underwriters relating to the structural and mechanical features of the Premises and the Building.

4.03 Nuisance. Tenant will not commit, or permit to be committed, waste on the Premises or maintain, or permit to be maintained, a nuisance thereon or any other activity (including, without limitation, maintaining electromagnetic rays or fields) which injures, endangers or unreasonably interferes with the peaceful enjoyment of any co-tenant in the Building, of Landlord, or of any neighbor of the Premises or the Building.

4.04 Quiet Possession. If Tenant pays the Base Rent and complies with all other terms of this Lease after all applicable and required notice and cure periods, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of the Lease, without interruption by Landlord or anyone claiming by, from or under Landlord. To the best of Landlord’s knowledge as of the date hereof and on the Commencement Date that: (a) Landlord has fee simple title to the Project, (b) all applicable zoning and land uses laws allow the Permitted Use; and (c) the Premises is not and shall not be subject to any leases, tenancies, agreements, liens, encumbrances, covenants, restrictions or laws which will prohibit the Permitted Use, diminish any of Tenant’s rights or increase any of Tenant’s obligations.

4.05 Tenant’s Right To Go Dark. If Tenant ceases operating in the Premises for a continuous period in excess of thirty (30) days, Landlord shall thereafter have the right as its sole remedy, to terminate this Lease by serving notice of termination on Tenant, which termination shall become effective on the thirtieth (30th) day following Tenant’s receipt of such termination notice. However, if Tenant reopens prior to the effective termination of this Lease, then said notice shall be deemed null and void and the Lease shall continue in full force and effect as if such notice had never been given. In the event of a termination hereunder, the parties hereto shall automatically be released from any and all liability of whatever kind for the terminated portion of the unexpired Term. Nothing herein shall be deemed to affect Tenant’s obligation to pay Rent until the effective date of said termination by the Landlord. Periods of closing of the Premises (a) caused by rebuilding, remodeling and/or repair; (b) due to casualty, or condemnation, war, acts of God or other events beyond Tenant’s control; (c) consented to by Landlord in writing; or (d) occurring during that period of time commencing thirty (30) days after Tenant has a signed letter of intent to assign or sublet the Premises (which letter of intent shall also be delivered to Landlord)

4

Initials:	Landlord	Tenant	DS

and continuing until an assignee or sublessee opens for business in the Premises (not to exceed ninety (90) days after Landlord has received a copy of the letter of intent); shall be exempted from the provisions of this Section and shall give the Landlord no right to terminate as set forth herein. If Tenant ceases operating in the Premises and Landlord has not terminated this Lease, Tenant shall inspect the premises on a regular basis and upon Landlord’s request, report the findings of its inspections to Landlord. If Tenant fails to conduct such inspections, Landlord shall have right, upon notice to Tenant, to perform such inspections, but in no event more than one inspection per week, and bill Tenant an amount not to exceed One Hundred Dollars ($100.00) per inspection.

ARTICLE 5	SERVICES

5.01 Responsibility to Furnish. The parties agree that each shall, subject to the further provisions hereof, furnish and/or pay for the services and items identified and assigned to them on the Service Rider hereto and made a part hereof.

5.02 Interruption of Services. Landlord shall, not be liable for any failure to furnish the services and items assigned to it above if such failure is due to a shortage of materials, supplies, labor, services or other cause beyond its reasonable control. Furthermore, Landlord reserves the right to interrupt, curtail, or suspend the services required to be furnished by Landlord under this Article 5 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required or recommended by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use reasonable diligence to complete all repairs of Landlord hereunder or other necessary work as quickly as possible so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. Unless due primarily or solely to the negligence or willful misconduct of Landlord, no diminution or abatement of Rent or other payment due hereunder shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruption, curtailment or suspension, and if any interruption of utility services caused solely by Landlord’s acts or omissions shall continue for more than thirty six (36) hours, then Rent shall be abated thereafter to the first day of such interruption and shall continue until full use of the Premises is restored.

ARTICLE 6	REPAIRS

6.01 Tenant. Tenant shall, at its expense, make such repairs and replacements to the non-structural, interior portions of the Premises and the fixtures and appurtenances therein to keep the same in a good, orderly and safe condition and state of repair and subject to Section 11.05, such repairs and replacements to the Premises as necessitated in whole or in part by the neglect or misuse of Tenant or its agents, servants, visitors or licensees, or by the use of the Premises in a manner contrary to the purpose for which the same are leased to Tenant, as and when needed to preserve them in good working order and condition. Subject to Section 11.05, all damage or injury to the Building, the Premises or to its fixtures, appurtenances or equipment caused by the negligence or willful misconduct of Tenant, whether directly or indirectly, shall be repaired or replaced immediately (at Landlord’s option, by Landlord at Tenant’s cost payable upon demand) and such repairs or replacements shall leave the affected areas in quality and class equal to the original work or installations.

6.02 Landlord. Landlord shall make those repairs and replacements, identified in the Service Rider, necessary to keep in good order and repair the Premises and the Building, including Landlord’s equipment, except any repairs of Tenant’s trade fixtures, property or installations not occasioned solely by

5

Initials:	Landlord	Tenant	DS

Landlord’s gross negligence or willful misconduct and except for repairs and replacements that Tenant is obligated to make pursuant to the provisions of this Lease. Landlord’s obligation to maintain, repair and replace includes the roof, gutters, down spouts, frames, floor slab, exterior walls, foundation, footings and all structural portions of the Premises, all plumbing and other utility lines serving the Premises wherever located, plus any heating, ventilation and air conditioning system, or other Building system, equipment or fixture serving the Premises. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition. Landlord shall make all repairs (i) as promptly as possible and with all due diligence; and (ii) at such times and in such a manner as to cause the least possible inconvenience to Tenant. Landlord shall also make any and all repairs which may be necessary by reason of any defects in Landlord’s Work or any structural defects. Landlord’s repair and maintenance obligations shall also include the obligations set forth in Section 6.01 for those portions of the 218,000 square foot space not then being used by Tenant.

6.03 Service Contract: Intentionally Deleted.

ARTICLE 7	SURRENDER OF PREMISES

7.01 Tenant shall surrender the Premises to Landlord at the termination of this Lease broom clean and in the same condition as they were at the beginning of the term, reasonable wear and tear and damage by fire or other casualty not due to the misuse or neglect by Tenant or Tenant’s agents, servants, visitors or licensees excepted. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord directs Tenant otherwise as it relates to wiring and cabling), and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition. Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord the reasonable costs incurred by Landlord in putting the Premises in the condition so required, which obligation shall survive expiration or termination of this Lease.

ARTICLE 8	NO ALTERATIONS

8.01 Except for non-structural alterations that (i) do not exceed $25,000 per year and do not require a permit, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building system or the structural strength of the Building, (iv) do not require penetrations into the floor, ceiling or walls, and (v) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord not to be unreasonably withheld or delayed if said alterations or improvements will not diminish the value of or affect the structural integrity of the Premises. In no event shall any structural change or any change or modification to the structure, heating, electrical or plumbing systems be undertaken by Tenant or employee or agent of Tenant without Landlord’s prior written consent. Any approved alterations, additions or improvements shall be done in accordance with the applicable laws and ordinances of any public authority having jurisdiction over the Building and in accordance with the building and zoning rules and regulations of any such authority. Landlord’s consent to any such alterations, additions, or improvements shall not create responsibility on the part of Landlord for the completeness, sufficiency or compliance with applicable laws, ordinances and regulations. Tenant hereby expressly assumes full responsibility for all damages and injuries that may directly or indirectly result to any person or property in connection with any alterations, additions or improvements and shall hold

6

Initials:	Landlord	Tenant	DS

Landlord harmless and indemnify Landlord with respect thereto. Notwithstanding the foregoing, any alterations necessary to install portions of Tenant’s racking system and/or install an automated conveyor system, including drilling below the floor or within walls, shall be permitted without the need for Landlord consent.

With respect to any alterations made by or on behalf of Tenant that require a permit (whether or not the alteration requires Landlord’s consent): (i) not less than 10 days prior to commencing any alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord and any management entity as their interests may appear as additional insureds, (ii) intentionally omitted, and (iii) the alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with the plans and specifications delivered to, and, if required above, approved by Landlord.

All alterations, improvement, additions or Building fixtures, whether installed before or after the execution of this Lease, shall remain upon the Premises at the expiration or sooner termination of this Lease and shall become the property of Landlord. Tenant’s signs, trade fixtures, displays, furniture, furnishings, inventory, racking system, conveyor system, merchandise and equipment shall remain the property of Tenant and may be removed from the Premises at any time during the Term, provided that any damage caused by such removal shall be repaired by Tenant.

In making any approved alterations, additions or improvements, Tenant shall promptly pay all contracts, materialmen and laborers so as to minimize the possibility of a lien attaching to the Building, or attaching to any portion of the real property on which said Building is located, and should any such lien be made or filed, Tenant shall bond against or discharge the same of record within ten (10) days after Tenant receives notice that it is filed. In allowing for alterations, additions, improvements, additions or fixtures by Tenant, this Lease or Landlord’s subsequent consent to said work shall not be deemed to constitute Landlord’s written consent or requirement for the purposes of rendering the Premises, the Building or other property of Landlord liable to such liens.

8.02 Signs. Except for (i) an awning with Tenant’s trade name to be placed above the picnic area, (ii) a professionally manufactured trade name and logo sign placed above the entrance to the Premises, and (iii) directional signage as may be needed to direct drivers to the loading docks, Tenant shall not place, plant, install or attach any sign to the exterior of the Premises or to the interior or exterior of the Building without Landlord’s prior written consent and except as allowed by applicable laws, ordinances and regulations. Tenant shall maintain all signs and awnings installed by Tenant in good condition. Tenant shall remove its signs and awnings at the termination of this Lease, and shall repair any resulting damage, and shall restore the Premises to its condition existing prior to the installation of Tenant’s signs, subject to normal wear and tear.

ARTICLE 9	NO LANDLORD LIABILITY

9.01 Except for Landlord’s gross negligence or willful misconduct, Landlord and Landlord’s agents, servants and employees shall not be liable for, and Tenant hereby releases Landlord and Landlord’s agents, servants and employees from, all claims for damage to person or property (including loss or interruption of business) sustained by Tenant, or any person claiming through Tenant, resulting from any fire, accident, or occurrence or condition in or upon the Premises or the Building, including but not limited to such claims for damage resulting from (i) any defect in or failure of plumbing, sprinkler systems (if any), heating or air conditioning equipment, elevators (if any), electrical wiring or installation thereof, water pipes, stairs, railing or walks; (ii) any equipment or appurtenances becoming out of repair;

7

Initials:	Landlord	Tenant	DS

(iii) the bursting, leaking or running of any tubing, radiant panel, electrical fixture, valve, fitting, tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises or the Building; (iv) the backing up of any sewer pipe or downspout; (v) the escape of steam or hot or cold water; (vi) water, snow or ice being upon or coming through the roof of the Building or any other place upon or near the Premises or otherwise; (vii) the falling of any fixture, plaster or stucco; (viii) broken glass; (ix) any act or omission of co-tenants or other occupants of the Building or the exercise of any rights by Landlord under this Lease; (x) any act or omission of parties other than Landlord, its employees or agents.

ARTICLE 10	NO ASSIGNMENT OR SUBLETTING

10.01 Tenant shall not assign, mortgage, pledge or encumber this Lease, or sublet the whole or any part of the Premises, without on each occasion first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord’s failure to respond within thirty (30) days of Tenant’s request shall be deemed a consent to Tenant’s request. Notwithstanding the foregoing, no consent shall be required for an assignment or sublease by Tenant to (a) any person or entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”); (b) a merger where Tenant is the surviving entity; (c) in connection with Tenant’s sale of substantially all of the assets of the business, and sale of merchandise and equipment, conducted by it at the Premises, or (d) any corporation or entity which shall acquire all or substantially all of the stock or all or substantially all of the assets of Tenant as a result of a consolidation, merger or sale. Tenant shall provide notice of such transfer to Landlord at least 15 days prior to the effective date, subject to any confidentiality requirements, and in the case of an assignment or sublease, shall deliver to Landlord certificates of insurance evidencing compliance with the insurance requirements of Tenant under this Lease. In the event of any assignment of this Lease made with or without Landlord’s consent, Tenant shall, nevertheless, remain liable for the performance of all of the terms, conditions and covenants of this Lease and prior to any assignment that requires Landlord’s consent being effective, any assignee shall execute and deliver to Landlord an assumption of liability agreement in form reasonably satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of and agreement to be bound by all the provisions of this Lease, including any warrants of attorney to confess judgment, if any. Any assignment or subletting requiring, but made without Landlord’s consent, shall be void and of no effect at Landlord’s option. If Tenant shall request the consent of Landlord to any assignment of this Lease, or subletting of all or part of the Premises, Tenant shall pay and deliver to Landlord as Additional Rent, a fee of Two Thousand Dollars ($2,000.00) representing Landlord’s costs related thereto including Landlord’s reasonable attorney’s fees, prior to Landlord being required to deliver any consent or rejection. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord, (ii) the business or business reputation of the proposed transferee or creditworthiness of the proposed transferee is reasonably unacceptable to Landlord, (iii) Landlord or an affiliate of Landlord has comparable space available for lease by the proposed transferee or (iv) Tenant is then in default under this Lease after applicable and required notice and cure periods, or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. Landlord’s acceptance of Rent from any person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. In no event shall Tenant be permitted to assign this Lease or sublet the Premises primarily for the storage of Hazardous Materials.

10.02 The provisions of Section 10.01 notwithstanding, if Tenant proposes to sublet all of the Premises or assign this Lease (other than as permitted without consent), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed subtenant or assignee or without that condition. If Tenant proposes to enter into a sublease of less than all of the

8

Initials:	Landlord	Tenant	DS

Premises (other than as permitted without consent), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed subtenant or without condition.

If Tenant requests Landlord’s consent to an assignment or subletting, Tenant shall provide Landlord along with Tenant’s request, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed assignment or sublease documents, and any other information Landlord reasonably requests, so as to enable Landlord to make a reasoned decision regarding consent to such transaction.

10.03 Notwithstanding anything to the contrary contained in this Lease, Tenant may seek to raise capital for expansion of its business by transferring or issuing stock of Tenant and that any such transfer or issuance, including, without limitation, selling its outstanding voting stock to the public through listing on a “national securities exchange” as defined in the Securities Exchange Act of 1934, shall be permitted without Landlord’s prior consent or approval.

10.04 In the event of an assignment under this Article 11, Tenant shall remain liable and obligated under all the terms of this Lease.

ARTICLE 11	CASUALTY LOSS

11.01 Total Destruction. In the event that the Premises are totally destroyed or so damaged by fire or other casualty that the same cannot, in Landlord’s reasonable opinion, be repaired or restored within two hundred seventy (270) days, this Lease shall absolutely cease and terminate as of the date of such casualty, and the Rent shall abate for the balance of the term. If a casualty occurs, Landlord shall use good faith efforts to find comparable warehouse space for Tenant’s use.

11.02 Partial Destruction. If the damage caused as described above be only partial and such that the Premises can be restored within a reasonable time to their condition immediately prior to the damage, the Landlord shall restore the same with reasonable promptness, reserving the right to enter upon the Premises for that purpose, and this Lease shall remain in full force and effect. The Landlord also reserves the right to enter upon the Premises upon reasonable advance notice, whenever necessary to repair damage caused by fire or other casualty to the Building, using good faith efforts not to render the Premises or a part thereof untenantable. In either event the Rent shall be apportioned and suspended during the time the Premises or other portion of the Building have been damaged by casualty, taking into account the proportion of the Premises rendered untenantable and the duration of the Landlord’s repair and restoration. If a dispute arises as to the amount of Rent due under this Section 11.02, Tenant agrees to pay the full amount claimed by Landlord under protest, and Tenant shall have the right, however, to proceed by law (or arbitration in accordance with the rules of the American Arbitration Association) to recover the excess payment, if any, as well as all legal fees and reasonable costs incurred in contesting such abatement.

11.03 Election to Repair. Landlord shall notify Tenant within thirty (30) days after such casualty of Landlord’s good faith estimate of the time needed to restore the Premises and/or the Building, as the case may be. If such estimated time exceeds two hundred seventy (270) days from the date of casualty, Tenant shall have the right to terminate this Lease, provided Tenant’s termination notice is sent within thirty (30) days after Tenant receives Landlord’s good faith estimate. If Tenant does not exercise such right of termination as provided in the immediately preceding sentence, Landlord shall, at its sole cost and expense, commence to repair the damage and, thereafter, shall diligently and continuously pursue completion of such repairs. If Landlord fails to so complete the repairs within the estimated

9

Initials:	Landlord	Tenant	DS

completion date, Tenant shall have the right and option, upon no less than thirty (30) days’ prior notice to Landlord to cancel this Lease, provided, however, should Landlord complete such restoration prior to the expiration of such thirty (30) day period, Tenant’s termination notice shall be deemed null and void and of no further force and effect, and this Lease shall continue. Notwithstanding the foregoing, Landlord shall have the right to terminate this Lease by notice to Tenant given within thirty (30) days of such casualty (i) if the casualty is not the type of casualty for which Landlord is required to maintain insurance under the terms of this Lease, and (ii) more than twenty percent (20%) of the Premises has been destroyed.

11.04 No Liability. Landlord shall not be liable for any damage, compensation of claim by reason of inconvenience or annoyance arising from the necessity of repairing any portion of the Building, the interruption in the use of the Premises or the termination of this Lease by reason of the destruction of the Premises.

11.05 Mutual Waiver of Subrogation. Each of the parties hereby releases the other and waives any claim against the other, to the extent of each party’s insurance coverage which such party is obligated to obtain pursuant to this Lease (or such additional coverage maintained by such party), from any and all liability for any loss or damage that may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees. Each party shall procure from each of its insurers under all policies of insurance a waiver of all rights of subrogation which said insurer might otherwise have against the other party hereto, said waiver to be in writing and for the express benefit of such other party and its directors, officers, and employees.

ARTICLE 12	INDEMNIFICATION AND INSURANCE

12.01 Subject to Section 11.05 above, and except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees, Tenant will indemnify, defend, and hold harmless Landlord and its agents from and against any and all third party claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) which may he asserted against, imposed upon, or incurred by Landlord or its agents and arising out of or in connection with loss of life, personal injury or damage to property in the Premises or arising out of the occupancy or use of the Property by Tenant or its agents or employees and occasioned wholly or in part by any tortious act or omission of Tenant or its agents or employees, during the Term. Third party claims include claims of Tenant’s employees and invitees. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease. Subject to Section 11.05 above, and except to the extent caused by the gross negligence or willful misconduct of Tenant or its agents or employees, Landlord will indemnify, defend, and hold harmless Tenant and its agents from and against any and all third party claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) which may he asserted against, imposed upon, or incurred by Tenant or its agents and arising out of or in connection with loss of life, personal injury or damage to property in the Project and occasioned wholly or in part by any tortious act or omission of Landlord or its agents or employees, during the Term. Landlord’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

12.02 Tenant will keep in full force and effect, at its sole cost and expense, as long as this Lease remains in effect: (i) commercial general liability insurance, with respect to the Leased Premises and Tenant’s use thereof in financially solvent companies providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate on a “per location” basis, and (ii) fire and extended coverage insurance on Tenant’s personal property, including inventory, trade fixtures, floor coverings, furniture and other

10

Initials:	Landlord	Tenant	DS

property, and Tenant’s leasehold improvements, with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the property insured. Tenant will further deposit certificates thereof, with Landlord. The policy shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced without the insurer endeavoring to provide at least 30 days prior notice to Landlord. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 30 days prior to the date of each policy renewal, a certificate of insurance evidencing such required coverage. If the nature of Tenant’s operation is such as to place any or all of its employees under the coverage of local worker’s compensation or similar statutes, Tenant shall also keep in force, at its sole cost and expense, so long as this Lease remains in effect, insurance affording statutory coverage and containing statutory limits. If Tenant shall not comply with its covenants made in this Section after ten (10) days notice from Landlord, Landlord may cause insurance as aforesaid to be issued; and in such event Tenant agrees to, pay, as addition rent, the premium for such insurance upon Landlord’s demand. Tenant shall also maintain business interruption insurance for a minimum period of six (6) months.

12.03 As part of Property Operating Charge, Landlord will keep in full force and effect: (i) commercial general liability insurance, with respect to the Project in financially solvent companies providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate on a “per location” basis, and (ii) fire and extended coverage insurance on the Building and all improvements made thereto (excluding Tenant’s personal property) with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the property insured. The policy shall be endorsed to provide that it shall not be cancelable or reduced without the insurer endeavoring to provide at least 30 days prior notice to Tenant. Landlord shall deliver to Tenant on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 30 days prior to the date of each policy renewal, a certificate of insurance evidencing such required coverage.

12.04 Nothing contained in this Article shall prohibit either party hereto from obtaining a policy or policies of blanket insurance which may cover other property of such party, provided that any such blanket policy (a) expressly allocates to the properties to be insured hereunder not less than the amount of insurance required pursuant to this Lease, and (b) shall not diminish the obligations of such party so that the proceeds from the blanket policy will be less than the proceeds that would be available if the required insurance was obtained under policies separately insuring such risks.

ARTICLE 13	INCREASE IN LANDLORD’S INSURANCE

13.01 In the event Tenant’s occupancy causes any increase of premiums for the fire, boiler and/or casualty rates on the Premises or the Building above the standard and customary rate for the type of tenancy and use of the Premises, the Tenant shall pay, as additional rent, the addition premium on the fire, boiler and/or casualty insurance policies by reason thereof. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be and shall be paid as additional rent. Notwithstanding anything to the contrary contained herein, Landlord acknowledges and agrees that as long as Tenant uses the Premises for the Permitted Use as described in the Summary, it shall not be responsible for payment of an increase in Landlord’s insurance as provided herein.

11

Initials:	Landlord	Tenant	DS

ARTICLE 14	CONDEMNATION

14.01 If the whole of the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or a deed given in lieu thereof (a “Taking”) then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord or the condemning authority in respect to any compensation for such Taking awarded the Landlord, whether through a negotiated settlement or through formal condemnation proceedings. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to the value of Tenant’s leasehold estate. Notwithstanding the foregoing, Tenant shall have the right to claim any compensation as may be separately awarded or receivable by Tenant in Tenant’s own right on account of any costs or loss Tenant may suffer for the removal of its merchandise, furniture, fixtures or equipment, the loss of the unamortized value of the improvements made pursuant to this Lease or any other element of special damage separately recoverable by the Tenant at Tenant’s expense and with no adverse impact on Landlord.

If any part of the Project shall be acquired or condemned as aforesaid, and in the event that in Tenant’s reasonable business judgment, such partial taking or condemnation shall render the Premises unsuitable for the business of Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding, all Rent shall be paid up to that date and Tenant shall have no claim against Landlord or the condemning authority and assigns to Landlord any compensation for such Taking awarded the Landlord, whether through a negotiated settlement or through a formal condemnation proceeding, provided, however, that Rent shall be adjusted to the date of such termination. In the event of a partial Taking or condemnation that is not extensive enough to render the entire Premises unsuitable for the business of the Tenant, the Landlord shall promptly restore the remaining portion of the Premises to its condition as nearly as possible as existed at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect and Rent shall be proportionately abated based upon the extent and duration of any interference with Tenant’s use and enjoyment of the Premises occasioned by such taking or sale and any repairs or alterations resulting therefrom and shall thereafter adjusted on the basis of the number of square feet taken on a pro rata basis.

ARTICLE 15	LANDLORD’S RIGHT TO ENTRY

15.01 Landlord and persons designated by it have the right to enter the Premises at reasonable business hours and upon reasonable advance notice to Tenant to examine the same and to do such work as Landlord is obligated to do under the terms hereof or to do such work as Landlord shall deem necessary for the safety or preservation of the Premises or Building; provided, however, that, except in the case of an emergency, the same shall not interfere unreasonably with the conduct of Tenant’s business, although even in an emergency, Landlord shall use good faith, diligent efforts not to interfere with the conduct of Tenant’s business.

15.02 Landlord shall have the right to display a “For Sale” sign at any time, and also, after notice of either party of its intention to terminate this Lease, or at any time within nine (9) months prior to the expiration of this Lease, a “For Rent” sign, or both “For Rent” and “For Sale” signs; and all of said signs may be placed upon the exterior part of the Premises and/or Building as Landlord may elect and may contain such matter as Landlord shall require. Prospective purchasers, lenders or tenants authorized by Landlord may inspect the Premises at reasonable business hours upon reasonable advance notice to Tenant.

12

Initials:	Landlord	Tenant	DS

ARTICLE 16	DEFAULT; REMEDIES

16.01 In the event that during the term of this Lease (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, that has prevented or might prevent compliance by Tenant with the terms of this Lease): (a) intentionally deleted; (b) Tenant shall fail to pay when due any Rent or any other amount to be paid to Landlord under this Lease where such failure shall continue for a period of five (5) business days after notice from Landlord that such payment is past due; such failure to pay shall constitute a default under this Lease; (c) Tenant enters into or permits any assignment or sublease in violation of this Lease; (d) Tenant defaults under Section 19, 21 or 22 of this Lease and such default continue for fifteen (15) days after notice from Landlord; (e) Tenant shall be in default in the observance or performance of any of Tenant’s covenants, agreements or obligations hereunder, other than payment obligations, and such default shall not be cured within twenty (20) days after Landlord shall have given to Tenant written notice specifying such default or defaults; provided, however, that if the nature of such failure is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion; or (f) (i) Tenant is adjudicated a bankrupt or insolvent; or (ii) Tenant shall file a bill in equity or otherwise initiate proceedings for the appointment of a receiver of Tenant’s assets; or (iii) Tenant shall file any proceedings in bankruptcy or for reorganization or an arrangement under any federal or state law; or (iv) if any proceedings in bankruptcy or for the appointment of a receiver shall be instituted by any creditor of Tenant under any state or federal law; or (v) Tenant shall make an assignment for the benefit of its creditors; or (vi) if Tenant is levied upon and is about to be sold out upon the Premises under executions or other legal process; then in any such event Landlord shall have the right, in addition to any other rights or remedies Landlord may have under this Lease and at law and in equity, at its election pursuant to court order (aa) upon notice to Tenant, to accelerate and recover Base Rent due hereunder for the six (6) month period following delivery of Landlord’s acceleration notice, such amounts to be discounted to present value at an assumed discount rate of six percent (6%), and upon payment of all sums due hereunder, Tenant shall receive a credit or a rebate at the end of each six (6) month rental period, against accelerated Base Rent paid by Tenant hereunder, of any rent actually paid to Landlord by a replacement tenant in a re-letting of the Premises during each such six (6) month period, and Landlord shall be entitled to accelerate and recover Base Rent and other amounts which will come due for each subsequent six (6) month period, discounted to present value at an assumed discount rate of six percent (6%), (bb) to recover all Base Rent and additional rent, if any, that is due and payable, and/or (cc) intentionally deleted (dd) to reenter the Premises and remove all persons and all or any property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations and improvements; and/or (ee) to terminate this Lease, without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken after the Tenant has been dispossessed from the Premises; and/or (ff) to pursue any other remedy available at law or in equity. Upon recovering possession of the Premises by reason of, based upon, or arising out of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms that may at Landlord’s option be less than or exceed the period that would otherwise have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses incurred by Landlord in returning the Premises to the condition required of Tenant at the expiration of the

13

Initials:	Landlord	Tenant	DS

Term and performing the maintenance requirements of Tenant under this Lease, plus reasonable brokerage fees and attorney’s fees; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or making of alteration and/or improvements thereto or the reletting thereof shall be construed as an election on the part of the Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Provided Landlord uses commercially reasonable efforts to mitigate damages, including reletting the Premises and collecting rental therefrom, Landlord shall not be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant’s successors and assigns, hereby irrevocably constitutes and appoints Landlord to be Tenant’s and its agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant’s obligation to pay any unpaid balance of rent due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

16.02 Tenant or Landlord, as the case may be, shall, upon demand therefor, reimburse the prevailing party for all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party and awarded by the court in such action in taking any action to enforce obligations under this Lease and to exercise any of Landlord’s or Tenant’s rights and remedies.

16.03 BOTH LANDLORD AND TENANT HEREBY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO UNDER OR IN CONNECTION WITH THE LEASE.

16.04 Anything in the Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and building comprising the Project of which the Premises are a part (subject to the prior rights of any mortgagee of the Building) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach of Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other assets of Landlord or any partner, member or shareholder of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies; however, if Landlord defaults in performance of any obligation imposed on it by this Lease and does not cure such default within twenty (20) days after notice from Tenant (or does not within said period commence and thereafter diligently proceed to cure such default), Tenant, without waiver or prejudice to any other right or remedy it may have at law, shall have the right, at any time thereafter, to cure such default for the account of Landlord, and Landlord shall reimburse Tenant upon invoice for any reasonable amount paid and any expense or contractual liability so incurred, including reasonable counsel fees. Tenant’s right to cure shall be limited to the Premises. In the event of emergencies, or where necessary to prevent injury to persons or damage to property, Tenant may cure a default by Landlord before the expiration of the waiting period, but after giving such written or oral notice to the other party as is practical under the circumstances.

16.05 No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

14

Initials:	Landlord	Tenant	DS

16.06 Notwithstanding anything to the contrary contained in this Lease, Landlord waives any lien rights it may have against Tenant’s property under statute, common law or otherwise.

ARTICLE 17	NO CONTINGENCY; WAIVER OF PERFORMANCE

17.01 The failure of either party to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that such party may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

ARTICLE 18	PERFORMANCE OF TENANT’S COVENANTS

18.01 Tenant agrees that it will perform all of the covenants, conditions and agreements herein expressed on its part to be performed and complied with, and that Tenant will immediately upon receipt of written notice, where notice of nonperformance or noncompliance is required by the Lease, commence to comply with the requirements of such notice and further, if Tenant shall violate any covenant, condition of agreement herein, and fail to cure such violation within twenty (20) days after notice from Landlord (or does not within said period commence and thereafter diligently proceed to cure such default), Landlord may at its option do or cause to be done any or all of the things provided by this Lease and in so doing Landlord shall have the right to cause its agents, employees, and contractors to enter upon the Premises, and provided good faith efforts are made not to interfere with the operation of Tenant’s business, Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action; and Tenant agrees to pay an additional rent within the lesser of any period expressly provided elsewhere in this Lease or ten (10) days of demand any monies paid or expenses reasonably incurred by Landlord in taking such action, including reasonable counsel fees, any such sum to be collectible from Tenant as additional rent. In the event of emergencies, or where necessary to prevent injury to persons or damage to property, the expiration of the twenty (20) day period referenced above may be reduced based upon the type and extent of such emergency.

ARTICLE 19	SUBORDINATION

19.01 This Lease is and shall be subject and subordinate at all times to all underlying leases and to the lien of any mortgage and/or other encumbrances that may now or hereafter affect such leases or the Premises, and also to all renewals, modifications, consolidations and replacements of said underlying leases and mortgages or other encumbrances, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but conditioned upon Landlord, Tenant and the holder of . any mortgages or encumbrance to execute a subordination, non-disturbance and attornment agreement reasonably acceptable to such parties. Tenant agrees to attorn to the lessor or to any holder of any mortgage or other encumbrance to which this Lease is subordinate and to any purchaser or other party claiming from or through the holder. The lessor, mortgagee or other holder, and a purchaser at foreclosure or otherwise claiming from or through the holder (each, a “Successor”), shall not be liable for any obligations of Landlord except those arising while such person is owner of the Premises. Tenant shall, execute and deliver upon demand such further reasonable instrument or instruments confirming such subordination of this Lease to all underlying leases and to the lien of any such mortgage and/or other encumbrances as shall be desired by any mortgagee or by any other person. Notwithstanding the foregoing, any holder of any mortgage may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the

15

Initials:	Landlord	Tenant	DS

execution and delivery of the mortgage and had been assigned to such mortgagee. Tenant agrees to be subordinate to the lien of any mortgagee, ground lessor or other party whose title might hereafter become superior to the title of Landlord subsequently placed upon the Premises after the date of this Lease, (hereinafter referred to as the “Subsequent Mortgagee”), provided Tenant, Landlord and the Subsequent Mortgagee first execute an agreement in form and substance reasonably satisfactory to the parties thereto, which agreement shall incorporate, provisions to the following effect: (a) that such Subsequent Mortgagee shall at all times, including, but not limited to, any foreclosure or other repossession proceedings, recognize, permit and continue the tenancy of Tenant and its successor and assigns in the Premises and assume the obligations of Landlord under the provisions of this Lease; and (b) that such Superior Mortgagee shall require that any purchaser acquiring the Shopping Center shall assume the obligations of Landlord under this Lease so that the rights of Tenant or those holding under Tenant shall not be interfered with or affected.

19.02 No Successor shall be (i) liable for any act or omission of a prior landlord, (but shall be subject to any rental offsets or defenses against a prior landlord, or (ii) bound by payment of Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Successor by Landlord.

ARTICLE 20	NOTICE

20.01 Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses set forth in the Summary (or to such other party an/or address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s or Tenant’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord or Tenant as the case may be.

ARTICLE 21	ESTOPPEL CERTIFICATE

21.01 Either party agrees at any time and from time to time, within fifteen (15) days after the other party’s written request, to execute, acknowledge and deliver a written instrument in recordable form certifying that his Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications) and the dates to which Base Rent have been paid in advance, if any, and stating whether or not, to be the best knowledge of the responding party, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the responding party may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of Landlord’s or Tenant’s interest in this Lease or of any mortgagee upon the fee of the Premises, or any part thereof, or any subtenant or lender of Tenant.

21.02 Within 10 days after Landlord’s request from time to time, Tenant shall furnish to Landlord, Landlord’s mortgagee, prospective mortgagee and/or prospective purchaser reasonably requested financial information.

16

Initials:	Landlord	Tenant	DS

ARTICLE 22	HOLDING OVER

22.01 If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at will. Tenant’s occupancy during any holdover period shall otherwise he subject to the provisions of this Lease (unless clearly inapplicable), except that the Base Rent shall be 150% the monthly Base Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant that is not remedied within fifteen (15) days after notice from Landlord to Tenant, shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any further notice or cure period, all of the remedies available to Landlord in the event of a Tenant default.

ARTICLE 23	BROKERS

23.01 Tenant represents and warrants to Landlord that Tenant has dealt with no broker, agent or other intermediary in connection with this Lease other than Landlord’s leasing agent (if any) and the Tenant’s Broker identified in the Summary, if any, and that insofar as Tenant knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Building to Tenant’s attention for the lease of space therein. Both parties agrees to indemnify, defend and hold the other and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker, agent or other intermediary other than Landlord’s leasing agent and the Tenant’s Broker, with respect to a claim for broker’s commission or fee or similar compensation brought by any person in connection with this Lease, provided that Landlord or Tenant, as the case may be has not in fact retained such broker, agent or other intermediary. In addition, Landlord shall have no obligation to the Tenant’s Broker unless it is evidenced by a written agreement between Landlord and the Tenant’s Broker. Landlord hereby acknowledges its obligation to pay a commission to Tenant’s Broker, CB Richard Ellis, pursuant to a separate agreement.

ARTICLE 24	GOVERNING LAW

24.01 This Lease shall be governed and construed under the laws of the State of Delaware without regard to principles of conflicts of law. This Lease is a rental agreement for an industrial property and is therefore by definition not subject to the Landlord-Tenant Code (the “Code”) and is exempted. Exclusive jurisdiction for all claims and disputes in connection with this Lease shall be vested in the federal and state courts in the State of Delaware.

ARTICLE 25	CAPTIONS

25.01 The captions and headings used herein are for convenience and reference only and shall not constitute a part of this Lease, nor shall they affect the meaning, construction or effect of this Lease.

ARTICLE 26	INTEGRATION

26.01 This Lease (including the Summary) and the Addenda and/or Riders attached hereto, if any, are intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between parties having been incorporated herein. No course of prior dealings between parties, or their officers, employees, agents or affiliates shall be relevant, or admissible to determine the meaning of any of the terms of this

17

Initials:	Landlord	Tenant	DS

Lease, No representations, undertakings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified in writing executed by both parties to the Lease. All of the terms, definitions, conditions and covenants set forth on the Summary are incorporated into the text of the Lease by reference.

ARTICLE 27	RIDERS

27.01 The Riders and/or Addenda attached hereto and made a part hereof are identified on the Summary.

ARTICLE 28	RULES AND REGULATIONS

28.01 EXHIBIT B attached hereto, captioned “Rules and Regulations of the Building”, is made a part hereof and any default by Tenant of any of the provisions thereof, or of any other further reasonable rules and regulations as Landlord may adopt from time to time, which are not cured within applicable notice and cure periods set forth in Section 16.01(e) shall be considered to be a default under the terms of this Lease

ARTICLE 29	NO OPTION TO LEASE

29.01 The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution thereof by Landlord and Tenant.

ARTICLE 30	HAZARDOUS MATERIALS

30.01 As used herein:

“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.

“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

30.02 Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s agents for disposal of Hazardous Materials, (iv) Upon request by Landlord, Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities,

18

Initials:	Landlord	Tenant	DS

costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

30.03 Except as set forth in the preceding Section, Landlord, at its sole cost and expense, shall be responsible for and shall comply with all Environmental Laws with respect to the presence or removal of Hazardous Materials. Landlord shall indemnify, defend and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result of Landlord’s removal or introduction of such Hazardous Materials and only for such claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature not arising from Tenant’s occupancy or caused by Tenant, its employees, agents, invitees (while in the Premises), and licensees. Notwithstanding the foregoing, Landlord shall not be required to indemnify, defend and hold Tenant harmless as aforesaid if the Hazardous Materials were not introduced into the Property by Landlord, its employees, contractors or agents. Landlord’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease. Landlord represents and warrants to the Tenant that to the best of Landlord’s knowledge the Project is in compliance with Environmental Laws.

ARTICLE 31	OTHER COMPLIANCE

31.01 As used herein, “Laws” means all laws, ordinances, rules, order, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property. Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to Tenant’s specific use of the Premises or Tenant’s use or occupancy. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises. “ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

31.02 Tenant will comply, and will cause its agents, contractors and employees to comply, with the Rules and Regulations.

ARTICLE 32	MISCELLANEOUS

32.01 As used herein, the neuter gender shall be construed as feminine or masculine gender, as the case may be.

32.02 Subject to the provisions of Article 10 above, this Agreement shall bind and benefit the parties hereto and their respective executors, administrators, heirs, successors and assigns.

32.03 In the event that “Landlord” or “Tenant” shall consist of more than one person or entity, the obligations of Landlord and Tenant shall be the joint and several obligations of all persons or entities identified as “Landlord” and “Tenant” respectively.

19

Initials:	Landlord	Tenant	DS

32.04 Any provision or provisions of the Lease that shall be invalid, void or illegal shall in no way effect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall remain in full force and effect.

32.05 Should any mortgage holder require modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease will be so modified.

32.06 Tenant shall not record, or permit to be recorded, this Lease or any Memorandum thereof in the Office of the Recorder of Deeds or any other public record office. This Lease consists of the Lease Summary Page, the Industrial Lease Form, Exhibit A, the Rules and Regulations, the Service Rider, the Security by Tenant (if any), the Guaranty (if any) and the Riders and Addenda listed on the Lease Summary Page, all of which are incorporated by reference into this Lease.

32.07 Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

32.08 Landlord shall provide an area within reasonable proximity to the rear of the Premises for placement of a dumpster for Tenant’s trash, and with access for trash removal services.

32.09 Tenant shall have the right, without Landlord’s consent, to finance and to secure trade fixtures, furnishings, equipment, machinery, signs and other personal property. Landlord shall execute and deliver a reasonable waiver or subordination agreement that does not confer any additional rights to other parties beyond those rights herein in connection with Tenant’s leasing and financing of Tenant’s trade fixtures, furnishings, equipment, machinery, signs and other personal property within fifteen (15) days after Tenant’s request.

20

Initials:	Landlord	Tenant	DS

IN WITNESS WHEREOF, the parties have cause this Lease to be executed under seal as of the date first above written.

SEALED AND DELIVERED IN THE PRESENCE OF:	LANDLORD: TWIN SPANS BUSINESS PARK, LLC

/s/	By:	/s/
Name: Thomas J. Hanna
Title: Authorized Agent

TENANT FIVE BELOW, INC.

/s/	By:	/s/
Name: Thomas Vellios
Title: CEO

21

Initials:	Landlord	Tenant	DS

SERVICE RIDER

The following identifies the services and items to be furnished and/or paid for by Landlord (“L”) or Tenant (“T”):

		Furnish	Pay

1.	Heat	L	T (Direct)

2.	Air Conditioning	L	T (Direct)

3.	Electricity	L	T (Direct)

4.	Water	L	T (Direct)

5.	Sewer Charge	L	T (Direct)

6.	Clearing of ice and snow from sidewalks immediately in front of Premises entrance; sanding and/or salting	T	T

7.	Replacement of broken window glass	T	T (Direct)

8.	Janitor and cleaning	T	T (Direct)

9.	Window Washing	T	T (Direct)

10.	Heating, ventilating, air conditioning service and repair	L	L

11.	HVAC Replacement (Warehouse heaters & wall mounted HVAC office units) not related to Tenant’s failure to maintain the units.	L	L

12.	HVAC Replacement (Warehouse heaters & wall mounted HVAC office units) caused by Tenant’s failure to maintain or regularly service	L	L

13.	Roof Maintenance & Repairs	L	L

14.	Structural Repairs	L	L

15.	Parking Lot Maintenance including plowing, snow removal, sanding, salting and resurfacing	L	L

1

Initials:	Landlord	Tenant	DS

16.	Rubbish Removal	T	T (Direct)

17.	Lawn/Shrub care	L	L

18.	Ordinary Repairs & Maintenance, Non-Structural, Interior	T	T (Direct)

19.	Ordinary repairs and maintenance, Exterior	L	L

20.	Light Bulbs & Light Fixture	T	T (Direct)

21.	Overhead door repair and Maintenance	L	L (Direct)

22.	Annual / Quarterly Fire Code Inspections	L	L

23.	Quarterly HVAC Equipment Service	T	T(Direct)

24.	All maintenance costs or expenses incurred in maintaining, resurfacing and/or controlling the Common Areas	L	L

25.	Costs incurred pursuant to any easements, restrictions, covenants or conditions relating to or otherwise affecting the Premises, Building or the Park	L	L

Furnish shall mean: To provide the equipment or control the delivery of the particular utility or activity either by doing the activity or contracting with an outside vendor.

Pay shall mean: Direct payment or payment as part of the Property Operating Costs (POC), all as provided in the Lease.

In the event of any conflict between this Service Rider and Lease (which includes the Summary), the Lease shall prevail.

This Service Rider is intended for ease of reference and does not change any of the provisions of the Lease.

2

Initials:	Landlord	Tenant	DS

Exhibit B

Rules and Regulations

First: Tenant, it’s agents or employees, shall not in any way obstruct the sidewalks, parking area or areas, entry passages, corridors, halls, lobbies or stairways, or use the same in any other way than as a means of passage to and from their respective offices, nor permit anything to be done in the Premises, nor bring or keep anything therein which shall conflict with the regulation of the Fire Department or the fire laws or with any insurance policy on the building or any part of thereof, or with any rules or ordinances established by the Board of Health; and they shall not make or permit any improper noises in the Building (beyond customary noises relative to the operation of a warehouse and distribution center), nor throw substances of any kind out of the windows or doors or down the passages or skylights in the Building, or in the halls or passageways, nor sit on nor place anything upon the windowsills, nor bring into nor keep within the Building any animal, and subject to Section 11.05 of the Lease, Tenant agrees that it will pay any damage caused by the negligence and willful conduct of it, its agents or employees, to the common areas of the Building, grounds or environs in which the Premises are a part, as well as to any areas outside of such Building designated by Landlord for use by Tenant.

Second: The water closets and urinals shall not be used for any purpose other than for which they were constructed and no plaster of paris, sweepings, rubbish, ashes, newspapers or any substances of any kind shall be thrown into them. Waste and excessive or unusual use of water or heat provided by Landlord will not be allowed.

Third: No sign advertisement or notice except Tenant’s identification signage shall be inscribed, planted or affixed on any part of the outside or inside of the Building without the written consent of the Landlord. Tenant, its employees and agents, shall not solicit business in the parking or other common areas of the Building nor shall Tenant, its employees or agents, distribute any handbills or other advertising matter in the Building or on the Property.

Fourth: No boring or cutting of walls, woodwork or wires shall be done without the written consent of Landlord, Landlord hereby approving such work to enable Tenant to install its racking system (and possibly a conveyor system in the future) in the Premises.

Fifth: Landlord will not be responsible for loss of any such safe or property from any clause, but all damage done to the Building by moving or maintaining such safe or property shall be repaired at the expense of Tenant.

Sixth: Two (2) keys to the Premises shall be furnished by Landlord; however Tenant shall have the right to change and install new locks.

Seventh: The requirements of Tenant will be attended to only upon application in writing at the office of or notice address of the Landlord. The agents or employees of Landlord shall not perform any work or do anything outside their regular duties, unless under special instruction in writing from the office of the Landlord.

Eighth: Heating of the Building is required to prevent sprinkler damage and other plumbing damage. It is the responsibility of the Tenant to see that there is always sufficient heat in the Premises to minimize any such damage.

Ninth: Waste and unnecessary use of electricity and other utilities is prohibited.

3

Initials:	Landlord	Tenant	DS

Tenth: The Premises shall not be used for lodging or sleeping purposes.

Eleventh: Landlord reserves the right to make such other or further reasonable rules and regulations as in its judgment may from time to time be needed and desirable for the safety, care and cleanliness of the Building, and for the preservation of the good therein; provided such rules and regulations shall (a) not interfere with Tenant’s use and enjoyment of the Premises, (b) be uniformly applied and enforced without discrimination among all tenants of the Project, and (c) not increase any of Tenant’s obligations, or adversely impact any of Tenant’s rights, set forth in this Lease.

Twelfth: Tenant shall not conduct, directly or indirectly, any auction upon the Premises or permit any other person to conduct an auction upon the Premises. Tenant further agrees that it will not permit gambling to be conducted in or upon the Premises or use the Premises for any immoral or illegal purpose whatsoever. Beyond such odors and noises customary for the operation of a warehouse and distribution center, Tenant agrees not to make any unusual noises in the Building or permit any of its servants, agents or employees to do so, and agrees not to cause any unusual odors to be produced upon the Premises.

Thirteenth: Tenant must take strict care not to leave the Premises exposed to the elements.

Fourteenth: All glass, locks and trimmings in or upon the doors and windows belonging to the Premises shall be kept whole, and whenever any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order, and shall be left whole or in good repair.

Fifteenth: After normal business hours, if the Building is in charge of a night watchman, every person entering or leaving the Building is expected to be questioned by said watchman and may be required to register with the watchman when entering and leaving the Building.

Sixteenth: Tenant agrees, at the termination of the tenancy, to remove the locks that Tenant installed in the Premises.

Seventeenth: Provided all such parking areas are reasonably proximate to the Premises, Landlord specifically reserves the right to direct Tenant and employees to park in specific areas or to move or change their designated parking area, either permanently or temporarily, so as to allow for repairs, snow removal or sanding, etc. No motor vehicles shall be stored or left abandoned on such areas, and Landlord shall have the right to have any such vehicle towed away or otherwise removed at the expense of the vehicle owner Tenant.

Eighteenth: Tenant shall lower and close the blinds or drapes when necessary because of the sun’s position whenever the air conditioning system is in operation.

Tenant Initial:	Date:

Landlord Initial:	Date: 3/27/07

4

Initials:	Landlord	Tenant	DS

Exhibit C

Layout Plan

5

Initials:	Landlord	Tenant	DS

Rider of Landlord Improvements

Landlord shall complete at Landlord’s sole cost the following improvements to the building and the Premises, which shall be constructed in accordance with the interior layout plan showing the location of the office space, bathrooms, dock door locations, racking system, etc., attached to this Lease as Exhibit C. Landlord shall warrant and guarantee all of Landlord’s work against defects in workmanship or defects in materials for a period of one (1) year from the Commencement Date.

Base Building:

1. New Construction, Modern warehouse.

2. Conventional steel frame building with block and siding veneer.

3. 30’-32’ clear ceiling height. Tenant will have the ability to rack class II Commodity to 28’ high off of floor slab.

4. 6” fibermesh reinforced concrete slab using 3500 Ib mix.

5. Glass storefront entry system.

6. 2000 Amp electric service to the Building.

7. 5 Ib collateral roof load.

8. ESFR Sprinkler System.

9. Fully adhered rubber membraned roof system – no skylights are envisioned, however some metal halide light fixtures may include acrylic (transparent) lenses that help further increase the light specification.

10. Exterior lighting will be 2 foot candles.

11. There will be two (2) sets of bathrooms located in the office area, one set accessible to the office and one set accessible to the warehouse area.

12. Telephone demark will be located in the mechanical room.

13. The Building will have approximately 160 employee parking spaces, of which 100 shall exclusively be for Tenant’s employees.

14. All utilities shall be separately metered or submetered.

Specialties:

1. 1,500-2,000 square feet of finished offices budgeted at $40 per square foot (“psf”); provided, however, if, while Landlord is pricing out the work, it is determined the price for such offices exceeds $40 psf, Landlord shall provide notice to Tenant and Tenant shall have the right to revise its plans so as to bring the costs for finished offices down to $40 psf.

2. 20 dock doors total, aprons, levelers and seals all where previously agreed above and shown on plans provided by Tenant. Landlord to provide allowance at market value for Tenant to purchase the 14 portable dock plates, which allowance shall be taken as a rent credit commencing July 16, 2007. Landlord will provide swing arm dock lights at all dock locations. No dock locks are included.

3. Standard warehouse lights (25 foot candles) and heat (55 degrees F inside while 0 F degrees outside) including inside the office area.

4. Fifteen (15) trailer spaces shall be exclusive to Tenant as shown on the Site Plan.

5. One dock to be a drive in dock, the location of such dock to be mutually agreed upon between the parties.

a)	Office Area – 1,500 – 2,000 sq. ft.

6

Initials:	Landlord	Tenant	DS

• Floor plan to be created by Tenant with total cost not to exceed $40 psf; provided, however, if, while Landlord is pricing out the work, it is determined the price exceeds $40 psf, Landlord shall provide notice to Tenant and Tenant shall have the right to revise its plans so as to bring the costs down to $40 psf. Standard warehouse office HVAC, lights and finishes. Tenant to provide telephone, security and data systems and equipment at Tenant’s sole cost and expense.

b)	Warehouse Area- +/-125,000 sq. ft. initially (o be expanded as set forth in the Lease and Summary)

• Standard warehouse heat engineered at 55 degrees F inside while 0 degrees F outside. Standard warehouse lights at 25 foot candles – Landlord to incorporate lighting plan into Tenant’s racking plan.

• Tenant will pay for the heat only for the portion of the Premises being utilized by Tenant. In order to keep heating costs low, Landlord, at Landlord’s sole expense, will install a temporary poly curtain to separate the portion of the Premises actually being used by Tenant during the initial Term, which will significantly help towards minimizing tenant’s heating expense for the unused portion of the Premises. After the first year of the initial Term, Landlord, at Landlord’s sole expense shall move the temporary poly curtain so as to incorporate the approximately 50,000 additional square feet of the Premises that will be used by Tenant during the second year of the initial Term, and if Tenant exercises the first option, Landlord, at Landlord’s sole expense shall move the temporary poly curtain so as to incorporate the approximately 28,000 additional square feet of the Premises that will be used by Tenant thereafter. Furthermore, Landlord will not operate (or will zone accordingly) heat or lights within remaining unoccupied portion of the Premises until Tenant expands into the space.

• Landlord shall deliver 20 dock doors, of which, 6 will be equipped with mechanical dock levelers and shelter/seals. The location of the dock doors shall be as shown on plans provided to Landlord by Tenant. An allowance, representing market cost for portable dock plates at the remaining 14 dock doors, will be provided by Landlord. Dock seals/shelters to be provided at the 14 portable dock plate docks. Dock locks are not included but dock lights are.

Landlord shall warrant all building systems are in good working order and conform to current codes. Landlord shall warrant the building complies with current ADA standards at the time of Certificate of Occupancy.

Tenant agrees to comply with all governmental regulations regarding its manner of use.

Landlord and Tenant agree to reasonably cooperate with the other in laying out Tenant’s space plan, including but not limited to office floor plan, racking plan, lighting plan and shipping receiving plan.

c) Concrete pad to be installed by Landlord for Tenant for an outdoor picnic area and smoke area for Tenant’s employees, the size and location to be agreed upon between the parties, but in close proximity to the entrance to the Premises.

7

Initials:	Landlord	Tenant	DS

Rider of Performance Penalties

No later than June 1, 2007, Landlord shall deliver the Premises to Tenant substantially completed, and at a minimum, adequate for racking and installation of Tenant’s other fixtures and equipment as well as setting up the office that will be in the Premises (including running of computer lines), which shall be deemed to include that any governmental approval that is needed to install the racking, Tenant’s other fixtures and equipment and set up the office (including running of computer lines) has been obtained by Landlord (Tenant and Landlord to cooperate with Tenant’s racking vendor to meet rack assemble schedule), and all drive aisles, parking areas, loading docks shall be complete so as to allow deliveries of Tenant’s fixtures and equipment (including the racking system) to be made to the Premises. Tenant acknowledges that the pouring of the cement floor by Landlord will occur in stages, and agrees that as long as the pouring of the cement and subsequent hardening and curing of same does not interfere with or delay Tenant’s installation of Tenant’s furniture and fixtures, including the racking system, so that the Tenant’s entire racking system can be fully installed and working in the Premises no later than June 20, 2007, then no liability will accrue against Landlord. Landlord shall deliver to Tenant not less than four (4) weeks prior to June 1, 2007, a schedule of when the cement is to be poured for the different portions of the Premises.

No later than July 1, 2007, all work required of Landlord under this Lease shall be fully completed so as to enable Tenant to begin shipping and receiving for Tenant’s entire chain of retail locations, which shall be deemed to include that any governmental approval that is needed to permit Tenant to operate in the Premises for the Permitted Use, including a certificate of occupancy, has been obtained by Landlord and delivered to Tenant.

July 1-July 15 free rent (worth +/-$25,520.00). Rent start on July 16, 2007, subject to rent credits to be taken for the market cost for portable dock plates referenced elsewhere in this Lease.

If the aforementioned deadlines for Landlord’s Work as described therein, shall not be completed as aforesaid, time being of the essence, Landlord shall abate the rent on a 2:1 ratio (two day abatement for every one day of late delivery) for every date late on delivering the space ready for racking by June 1, 2007, (so that the Tenant’s entire racking system can be fully installed and working in the Premises no later than June 20, 2007), and ready for shipping and receiving by July 1, 2007. Landlord will also pay to Tenant Tenant’s holdover rent at Tenant’s current location in Liberty Property Trust owned building in Commodore 322 Business Park – Tenant’s current rent estimated to be $5.47 psf gross on +/-60,000 sq. ft. If for any reason Landlord fails to timely deliver possession of the Premises to Tenant by August 1, 2007 adequate for racking as aforesaid (including all governmental approvals), and by September 1, 2007, to enable Tenant to begin shipping and receiving for Tenant’s entire chain of retail locations (including all governmental approvals), Tenant may, either (a) terminate this Lease at any time thereafter prior to delivery as aforesaid, or (b) not terminate this Lease, but to continue to abate Rent until the Premises are so delivered, and Landlord shall continue to be responsible for payment of Tenant’s holdover rent as aforesaid for such additional periods.

Landlord’s holdover rent reimbursement obligation would be as follows:

100% of the monthly rent for the month of June 2007.

150% times monthly for month of July, 2007.

200% times the monthly thereafter.

8

Initials:	Landlord	Tenant	DS

Landlord shall commence and pursue Landlord’s Work to in a good and workmanlike manner and in compliance with all applicable codes, laws, regulations and ordinances. Landlord shall provide Tenant with at least fifteen (15) days prior notice of the actual Commencement Date.

Landlord shall complete all punchlist items within five (5) days. If Landlord fails to complete such punchlist items within such five (5) day period, Tenant may complete same and Landlord shall reimburse Tenant within ten (10) days of receipt of an invoice. If Landlord fails to pay Tenant within such ten (10) day period, such unpaid amount shall accrue interest at a rate equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by law, (the “Interest Rate”) until such time as the amount due is paid, and Tenant may deduct such amount (together with interest at the “Interest rate”) from any and all Rent thereafter becoming due to Landlord until the amount due Tenant is fully recovered.

9

Initials:	Landlord	Tenant	DS

RENT SCHEDULE

Monthly Rent
Initial Term:

6-01-07 - 6-30-07	Free
7-01-07 - 7-15-07	Free
7-16-07 - 7-31-07	$26,344.00
8-01-07 - 5-31-08	$51,041.67
6-01-08 - 5-31-09	$74,666.67

First Renewal Term:

6-01-09 - 5-31-10	$89,467.00
6-01-10 - 5-31-11	$89,467.00
6-01-11 - 5-31-12	$89,467.00

Second Renewal Term:

6-01-12 - 5-31-13	$95,431.47
6-01-13 - 5-31-14	$95,431.47
6-01-14 - 5-31-15	$95,431.47

10

Initials:	Landlord	Tenant	DS

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Landlord shall be obligated to obtain a fully executed Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached from Landlord’s lender and Tenant agrees to reasonably negotiate any revisions requested by Landlord’s lender.

1

Initials:	Landlord	Tenant	DS

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated             , 2006 (the “Agreement”), between WACHOVIA BANK, NATIONAL ASSOCIATION (“Bank”), a national banking association, having an office at 123 South Broad Street, Philadelphia, Pennsylvania 19109-1199 and                                 , a                     (“Tenant”).

BACKGROUND

A. As security for a loan made by Bank to                     (“Landlord”) Landlord gave Bank (the “First Mortgage”) Mortgage shall be referred to as the “Security Instrument”), constituting a first lien against the Property described on Schedule “A” attached hereto (the “Property”).

B. Tenant has entered into the Lease dated                     (the “Lease”) covering that specific portion of the Property as identified on Exhibit “    ” of the Lease (the “Leased Premises”).

C. Bank has requested that the Lease be subordinated to the lien of the Security Instrument and that Tenant agree to attorn to the purchaser of the Property at foreclosure of the Security Instrument in the event of such foreclosure, or to Bank prior to foreclosure in the event Bank elects to collect the rents and other sums due and becoming due under the Lease, and Tenant is willing to so attorn, if Bank will recognize Tenant’s rights under the Lease, on the terms and conditions hereinafter provided.

AGREEMENT

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and intending to be legally bound, hereby agree as follows:

1.	SUBORDINATION OF LEASE.

The Lease is and shall be subject and subordinate to the lien of the Security Instrument and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon, as if the Lease had been executed and delivered after the execution, delivery and recording of the Security Instrument.

2.	ATTORNMENT.

Tenant agrees that it will attorn to and recognize: (i) Bank, whether as mortgagee in possession or otherwise; (ii) any purchaser at a foreclosure sale under the Security Instrument; (iii) any transferee who acquires possession of or title to the Property, whether by deed in lieu of foreclosure or other means; and (iv) the successors and assigns of such purchasers and/or transferees (each of the foregoing parties, a “Successor”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions as set forth in the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Bank or any Successor, execute a written agreement attorning to Bank or such Successor, affirming Tenant’s obligations under the Lease, and agreeing to pay all rent and other sums due or to become due to Bank or such Successor.

3.	NON-DISTURBANCE.

So long as Tenant complies with Tenant’s obligations under this Agreement and is not in default under any of the terms, covenants or conditions of the Lease, after applicable notice and cure periods, Bank will not disturb Tenant’s use, possession and enjoyment of the Leased Premises nor will the

1

DS

leasehold estate of Tenant be affected or Tenant’s rights under the Lease be impaired, in any foreclosure action, sale under a power of sale, transfer in lieu of the foregoing, or the exercise of any other remedy pursuant to the Security Instrument.

4.	ASSIGNMENT OF LEASES.

Tenant acknowledges that it has been advised that Landlord is assigning the Lease and the rents thereunder to Bank pursuant to an Absolute Assignment of Leases and Rents from Landlord to Bank (the “Assignment”). Tenant agrees that if Bank, pursuant to the Assignment, and whether or not it becomes a mortgagee in possession, shall give notice to Tenant that Bank has elected to require Tenant to pay to Bank the rent and other charges payable by Tenant under the Lease, Tenant shall, until Bank shall have cancelled such election, be similarly bound to Bank and shall similarly attorn to Bank and shall thereafter pay to Bank all rent and other sums payable under the Lease. Any such payment shall be made notwithstanding any right of defense or counterclaim which Tenant may have against Landlord, or any right to terminate the Lease. TENANT REQUIRE’S LANDLORD’S ACKNOWLEDGMENT THAT IT AGREES TO THE TERMS OF THIS SECTION 4.

5.	LIMITATION OF LIABILITY.

5.1. In the event that Bank succeeds to the interest of Landlord under the Lease, or title to the Property, then Bank and any Successor shall assume and be bound by the obligations of Landlord under the Lease which accrue from and after such party’s succession to Landlord’s interest in the Leased Premises, but Bank and such Successor shall not be: (i) liable for any act or omission of any prior landlord (including Landlord); (ii) liable for the retention, application or return of any security deposit to the extent not paid over to Bank; (iii) subject to any defenses which Tenant might have against any prior landlord (including Landlord), (iv) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); (v) intentionally omitted; or (vi) obligated to cure any defaults of any prior landlord under the Lease which occurred prior to the date on which Bank or such Successor succeeded to Landlord’s interest under the Lease, unless such default continues to exist while the Bank or such successor is landlord. Nothing in this section shall be deemed to waive any of Tenant’s rights and remedies against any prior landlord.

5.2. Tenant agrees that any person or entity which at any time hereafter becomes the landlord under the Lease, including without limitation, Bank or any Successor, shall be liable only for the performance of the obligations of the landlord under the Lease which arise during the period of its or their ownership of the Leased Premises and shall not be liable for any obligations of the landlord under the Lease which arise prior to or subsequent to such ownership. Tenant further agrees that any such liability shall be limited to the interest of Bank or such Successor in the Property, and Tenant shall not be able to enforce any such liability against any other assets of Bank or such Successor.

6.	RIGHT TO CURE DEFAULTS.

Tenant agrees to give notice to Bank of any default by Landlord under the Lease, specifying the nature of such default, and thereupon Bank shall have the right (but not the obligation) to cure such default, and (if Tenant is entitled to terminate the Lease or abate any rent payable thereunder by reason of such default) Tenant shall not terminate the Lease or abate the rent payable thereunder by reason of such default unless and until it has afforded Bank thirty (30) days after Bank’s receipt of such notice to cure such default and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within said thirty (30) day period and Bank has commenced and is diligently pursuing such cure, or (ii) during and after any litigation action including a foreclosure, bankruptcy, possessory action or a combination thereof. It is specifically agreed that Tenant shall not require Bank to cure any default which is not susceptible of cure by Bank.

2

DS

7.	TENANT’S AGREEMENTS.

Tenant hereby covenants and agrees that: (i) Tenant shall not pay any rent or additional rent under the Lease more than one month in advance; (ii) Tenant shall have no right to appear in any foreclosure action under the Security Instrument; (iii) Tenant shall not cancel or terminate the Lease without Bank’s prior written consent (except as permitted by the terms of the Lease), and any attempted cancellation or termination of the Lease without such consent shall be of no force or effect as to Bank; (iv) Tenant shall not voluntarily subordinate the Lease to any lien or encumbrance (other than the Security Instrument) without Bank’s prior written consent; (v) Tenant shall not assign the Lease or sublet all or any portion of the Leased Premises (except as permitted by the terms of the Lease) without Bank’s prior written consent; (vi) this Agreement satisfies any requirement, in the Lease relating to the granting of a non-disturbance agreement; and (vii) Tenant shall deliver to Bank, from time to time and within twenty (20) days from the date of request, a written statement in form and substance satisfactory to Bank certifying to certain matters relating to the Lease.

8.	MISCELLANEOUS.

8.1. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Agreement shall in any way affect or impair the lien created by the Security Instrument, except as specifically set forth herein.

8.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

8.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Subordination, Non-Disturbance and Attornment Agreement as of the day and year first above written.

WITNESS:	TENANT:

WITNESS/ATTEST:

By:
Name:	Name:
Title:	Title:

3

DS

BANK:

ATTEST:	WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:	Name:
Title:	Title:
[Corporate Seal]

4

DS

State of Delaware:

County of                     :

I certify that before me appeared this day,                    , a person known to me, who after being sworn said he/she is                                         , of                    and is duly authorized to act on behalf of said                    , that the seal affixed to the foregoing instrument is the seal of said                    and that said Instrument was signed and sealed by him/her on behalf of said                    , and being informed of the contents, thereof, acknowledged execution of the foregoing instrument on behalf of said                    .

Witness my hand and official seal, this            day of                    :

Notary Public
Notary Seal

(Printed Name of Notary)
My Commission Expires:

State of Delaware:

County of                      :

I certify that before me appeared this day,                    , a person known to me, who after being sworn said he/she is                    of Wachovia Bank, National Association, a national banking association, and is duly authorized to act on behalf of said Bank, that the seal affixed to the foregoing instrument is the seal of said Bank and that said instrument was signed and sealed by him/her on behalf of said Bank, and being informed of the contents thereof, acknowledged execution of the foregoing instrument on behalf of said Bank.

Witness my hand and official seal, this     day of                    .

Notary Public
Notary Seal

(Printed Name of Notary)
My Commission Expires:

5

DS

SCHEDULE A

DESCRIPTION OF PROPERTY

6

DS

SITE PLAN

Zenith
Building
Leased Premises
204,466.43 S.F.
130,000 S.F.
LOCATION MAP
SITE
PLAN DATA
LEGEND
LEASE EXHIBIT
PARCEL 7D, TWIN SPANS BUSINESS PARK
M & Z

DS

COMMENCEMENT CERTIFICATE

This Commencement Certificate is dated this 11 day of September, 2007, by and between Twin Spans Business Park, LLC (“Landlord”) and Five Below, Inc. (“Tenant”).

WHEREAS, pursuant to a Lease Agreement dated April 2, 2007, (“Lease”) Landlord leased to Tenant and Tenant leased from Landlord the premises commonly known as 350 Anchor Mill Road, Twin Spans Business Park, New Castle, Delaware, 19720 (the “Premises”).

WHEREAS, Tenant agrees to reimburse Landlord for fifty percent of certain improvements to the Premises, in particular, the Fire Protection System, at a total cost of $35,525.00. Tenant will reimburse Landlord $17,762.50 as additional rent in the Initial Term.

1.	The Commencement Date of the Lease is July 2, 2007, and the Lease shall continue as provided for therein up to and including June 30, 2009.

2.	Base Rent and any other additional charges due under the terms of the Lease shall commence on August 1, 2007 pursuant to the rent schedule attached hereto and made a part hereof, and subject to the rent credit set forth in paragraph 4 below.

3.	Tenant hereby acknowledges that, to the best of Tenant’s knowledge as of the date hereof, and subject to outstanding punchlist items, addressing the lack of room for trailers to leave the dock doors without having to drive on to the unpaved area to exit the property, and latent defects, if any, the Premises are suitable for the purposes for which the same are leased, and that Landlord has fully complied with Landlord’s delivery obligations contained in the lease. The Lease and all of the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved. Tenant and Landlord each

DS

hereby affirm that, to the best of their knowledge, on the date hereof no breach or default by either party has occurred, and that the Lease, and all of its terms, conditions, covenants, agreements and provisions are in full force and effect with no defenses or offsets thereto, and Tenant hereby releases Landlord of and from all liabilities, claims, controversies, causes of action and other matters in connection with the establishment of the Commencement Date. There are no penalties due to Tenant as of the date hereof.

4.	Landlord will issue credit to Tenant for fourteen (14) 72” aluminum dock plates for a total credit of $12,830.00.

TENANT: Five Below, Inc.

By:

LANDLORD: Twin Spans Business Park, LLC

By:

DS

Five Below, Inc.

RENT SCHEDULE

Initial Term:	Monthly Rent	Additional Rent	Total Rent

7-02-07 - 7-31-07	Free
8-01-07 - 6-30-08	$51,041.67	$772.28	$51,813.95
7-01-08 - 6-30-09	$74,666.67	$772.28	$75,438.95

First Renewal Term:

7-01-09 - 6-30-10	$89,467.00
7-01-10 - 6-30-11	$89,467.00
7-01-11 - 6-30-12	$89,467.00

Second Renewal Term:

7-01-12 - 6-30-13	$95,431.47
7-01-13 - 6-30-14	$95,431.47
7-01-14 - 6-30-15	$95,431.47

DS

ADDENDUM TO LEASE AGREEMENT

This addendum:dated 10/8/07 shall be attached to and made part of the Lease Agreement between Twin Spans Business Park, LLC (“Landlord”) and Five Below, Inc. (“Tenant”) dated April 1, 2007 for the premises commonly known as 350 Anchor Mill Road, Suite 2, Twin Spans Business Park, New Castle, DE 19720, is made upon the following terms and conditions:

Whereas the parties hereto desire to amend said Lease Agreement for the purpose of leasing an additional +/- 10,000 square feet at 350 Anchor Mill Road at $4.90 per SF, Gross. The additional monthly rent is $4,083.33. The term of the lease for the additional +/- 10,000 sq ft shall be on a month to month basis with a commencement date of 10/9/07.

Landlord or Tenant may terminate this Lease Addendum with thirty (30) days prior notice.

Except as hereinabove specifically provided to the contrary, all of the terms, covenants, conditions and agreements in the Lease Agreement dated April 1, 2007 remain in full force and effect, and all subsequent amendments made to and including this date are hereby acknowledged, ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

Witness:

By:		Twin Spans Business Park, LLC

	By:	Thomas J. Hanna, Authorized Agent

By:		Five Below, Inc.

	By:	Kenneth R. Bull

ADDENDUM II TO LEASE AGREEMENT

This Addendum II dated 10/31/08, 2008 shall be attached to and made part of the Lease Agreement between Twin Spans Business Park, LLC (“Landlord”) and Five Below, Inc. (“Tenant”) dated April 1,2007 for the premises commonly known as 350 Anchor Mill Road, Suite 2, Twin Spans Business Park, New Castle, DE 19720, is made upon the following terms and conditions:

Whereas the parties hereto desire to amend said Lease Agreement as a result of the Tenant’s desire to extend the Lease and to expand Tenant’s Leased Premises. The renewal term will be effective July 1, 2009 through March 31, 2010. Tenant’s space will increase to 204,496 square feet effective July 1, 2009. The Rent will be $82,066.84 per month, effective July 1,2009.

Monthly Rent Schedule

7-1-09 – 3-31-10	$82,066.84

Except as hereinabove specifically provided to the contrary, all of the terms, covenants, conditions and agreements in the Lease Agreement dated April 1, 2007 remain in full force and effect, and all subsequent amendments made to and including this date are hereby-acknowledged, ratified and confirmed by the parties hereto.

There are no options to renew, implied or otherwise, beyond March 31, 2010.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

Witness:

By:	Twin Spans Business Park, LLC

	By:	Thomas J. Hanna

By:	Five Below, Inc.

	By:	CHAIRMAN

ADDENDUM III TO LEASE AGREEMENT

This Addendum III dated August 10, 2009 shall be attached to and made part of that certain Lease Agreement (the “Lease Agreement”) between Twin Spans Business Park, LLC (“Landlord”) and Five Below, Inc. (“Tenant”) dated April 1, 2007 for the premises commonly known as 350 Anchor Mill Road, Suite 2, Twin Spans Business Park, New Castle, DE 19720. In consideration of the mutual entry into this Addendum III by both Landlord and Tenant, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, this Addendum III is made upon the following terms and conditions:

Landlord and Tenant hereby desire to amend the Lease Agreement to extend the term of the Lease Agreement from April 1, 2010 to June 30, 2010 (the “First Extension”). The gross monthly Rent shall remain at the current rate in the Lease Agreement of $82,066.84.

If at the end of the First Extension, Tenant desires to further extend the term of the Lease Agreement, Tenant shall have the option to so extend the term of the Lease Agreement from July 1, 2010 through December 31, 2010 at the current gross monthly Rent of $82,066.84 (the “Second Extension”); provided, however that Tenant must provide Landlord with written notice of Tenant’s desire to exercise the Second Extension on or before June 1, 2010.

Except as hereinabove specifically provided to the contrary, all of the terms, covenants, conditions and agreements in the Lease Agreement dated April 1, 2007 remain in full force and effect, and all subsequent amendments and Addendums made to and including this date are hereby acknowledged, ratified and confirmed by the parties hereto.

There are no options to renew, implied or otherwise, beyond December 31, 2010.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

Witness:

By: MARGE BILLINGSLEY	Twin Spans Business Park, LLC

	By:	Thomas J. Hanna, Authorized Agent

By: GENE ROSADINO	Five Below, Inc.

	By:	KENNETH R. BULL

ADDENDUM IV TO LEASE AGREEMENT

This Addendum IV dated August 10, 2009 shall be attached to and made part of that certain Lease Agreement (the “Lease Agreement”) between Twin Spans Business Park, LLC (“Landlord”) and Five Below, Inc. (“Tenant”) dated April 1, 2007 for the premises commonly known as 350 Anchor Mill Road, Suite 2, Twin Spans Business Park, New Castle, DE 19720. In consideration of the mutual entry into this Addendum IV by both Landlord and Tenant, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, this Addendum IV is made upon the following terms and conditions:

Whereas the parties hereto desire to amend said lease agreement for the purpose of leasing +/- 20,000-40,000 square feet at 499 Ships Landing Way, Twin Spans Business Park. The term of the lease for the additional +/- 20,000-40,000 sq ft shall be 20,000 sq ft from September 15, 2009 – October 14, 2009 at a rental rate of $7,350 per month and 40,000 sq ft from October 15, 2009 to December 15, 2009 at a rental rate of $14,700 per month.

Tenant shall pay for utility charges.

Except as hereinabove specifically provided to the contrary, all of the terms, covenants, conditions and agreements in the Lease Agreement dated April 1, 2007 remain in full force and effect, and all subsequent amendments made to and including this date are hereby acknowledged, ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

Witness:

By: MARGE BILLINGSLEY		Twin Spans Business Park, LLC

	By:	Thomas J. Hanna, Authorized Agent

By: GENE ROSADINO		Five Below, Inc.

	By:	KENNETH R. BULL

LEASE MODIFICATION AGREEMENT

THIS LEASE MODIFICATION AGREEMENT (“Agreement”), made this 3rd day of November, 2009 by and between TWIN SPANS BUSINESS PARK, LLC (“Landlord”) and FIVE BELOW, INC. (“Tenant”).

W I T N E S S E T H:

R-l. Landlord and Tenant entered into a Lease Agreement dated April 1, 2007 (the “Original Lease”), as subsequently amended by that certain Addendum to Lease Agreement dated October 8, 2007, by that certain Addendum II to Lease Agreement dated October 31, 2008, by that certain Addendum III to Lease Agreement dated August 10, 2009, and by that certain Addendum IV to Lease Agreement dated August 8, 2009 (collectively the “Lease”) pursuant to which Tenant leased from Landlord approximately 204,496 square feet (the “Original Premises”) in a building (the “Building”) located at the Twin Spans Business Park, New Castle, Delaware, with an address of 350 Anchor Mill Road – Twin Spans VII. As used in this Amendment, the term “Lease” shall mean the “Lease, as amended hereby,” unless there is an express reference to the Original Lease or the context requires it to mean the Original Lease; and

R-2. The Term of the Lease is currently set to expire June 30, 2010, however Tenant has the right to extend the Term through January 31, 2011.

R-3. Tenant now desires to lease from Landlord the remainder of the Building, comprising approximately 216,795 square feet of additional space (“Adjacent Premises”) as shown on the Site Plan attached hereto as Exhibit A, in accordance with the following terms and conditions.

R-4. The parties desire to amend said Lease in certain respects as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby reciprocally acknowledged, the parties agree as set forth below.

1. Recitals. Each of the foregoing recitals and representations form a material part of this Agreement and are incorporated herein by this reference.

2. Expansion of Original Premises. Commencing on the date upon which the Landlord delivers the Adjacent Premises to Tenant (hereinafter, the “Effective Date”), Landlord shall and does hereby demise and lease unto Tenant, and Tenant hereby leases and takes from Landlord, the Adjacent Premises for the Term at the rental and upon the covenants and conditions hereinafter set forth. As of the Effective Date, the Original Premises shall be expanded to include the Adjacent Premises, and all references in the Lease to the “Premises” shall include both the Original Premises and the Adjacent Premises both of which shall be referred to herein as the “Expanded Premises.” Upon delivery of the Adjacent Premises by Landlord, the Premises shall be deemed to be 421,291 square feet. It is understood and agreed upon by and between Landlord and Tenant that all of the terms and conditions of the Lease shall apply to the Adjacent Premises as though the Adjacent Premises were originally a portion of the Premises as defined in the Lease.

3. Floor Area. From and after the Effective Date, the Floor Area of the Premises shall be deemed to be 421,291 square feet.

4. Lease Summary. Upon the Effective Date, the Lease Summary Page attached to the Original Lease shall be deleted in its entirety and replaced with the Lease Summary Page attached to this Agreement.

5. Landlord’s Work. Landlord covenants to perform the work set form in the Office Plan attached to this Agreement as Exhibit B and the Building Specifications attached to this Agreement as Exhibit C (collectively, “Landlord’s Work”). All costs and expenses incurred in performing Landlord’s Work, including all costs and expenses associated with architectural, engineering, space planning and permits required for Landlord to perform Landlord’s Work (in both the Original and Adjacent Premises) and deliver the Adjacent Premises to Tenant in the condition required under this Agreement shall be borne directly by Landlord. Landlord shall perform Landlord’s Work in accordance with the Plans and Specifications prepared by Landlord (“Landlord’s Plans”) and in accordance with law, and shall perform such work in good and workmanlike condition using new materials.

During the pendency of Landlord’s Work, Landlord shall not unreasonably interfere with Tenant’s operations in the Original Premises.

6. Plans and Specifications for Landlord’s Work – (a) Within thirty (30) days after the date that this Agreement is executed, Landlord shall, at its sole cost and expense, prepare and provide Tenant, for Tenant’s approval, four (4) copies of Landlord’s Plans on a CD-ROM or DVD-ROM in any Autocad format, showing in detail all interior and exterior alterations and improvements that Landlord will make to perform Landlord’s Work in accordance with the Office Plan attached to this Agreement as Exhibit B and the Building Specifications attached to this Agreement as Exhibit C. Landlord’s Plans shall be prepared such that Landlord’s Work, if completed in accordance with Landlord’s Plans, shall be in accordance with all laws. Landlord’s Plans shall also be in accordance with all requirements of all applicable governmental authorities for submission to obtain a building permit.

(b) Tenant shall review Landlord’s Plans and approve or disapprove of the same within ten (10) business days after Tenant’s receipt thereof from Landlord. If Tenant disapproves of any part of Landlord’s Plans, Tenant shall promptly notify Landlord thereof and shall indicate in reasonable detail to Landlord the nature of such revisions as must be made for them to be approved. Landlord shall make such modifications within five (5) business days after receipt of Tenant’s comments, and Tenant, within five (5) business days of receipt, shall either approve or disapprove the revised Landlord’s Plans. The aforesaid procedure for submitting and responding shall continue until Landlord’s Plans are approved. The parties agree to use good faith efforts to resolve any differences.

7. Landlord Construction Timeline – (a) Landlord shall perform Landlord’s Work in accordance with the following schedule:

Landlord represents and warrants to Tenant that on or before execution of this Agreement, Landlord will enter into a relocation agreement (the “Zenith Relocation Agreement”) with the existing tenant of the Adjacent Premises (“Zenith”), which agreement shall require Zenith to vacate the Adjacent Premises no later than February 11, 2010, a copy of which shall be attached to this Agreement as Exhibit D;

By a date no later than March 1, 2010, Landlord shall deliver the Adjacent Premises to Tenant with all of Landlord’s Work fully completed and Landlord shall deliver to Tenant’s temporary Certificate of Occupancy verifying completion of Landlord’s Work so as to enable Tenant to commence early occupancy and material handling installation in both the Original Premises and Adjacent Premises.

(b) Notwithstanding anything to the contrary set forth in the Lease or this Agreement, if for any reason Landlord fails to deliver to Tenant a copy of fully executed Zenith Relocation Agreement on or before the execution of this Agreement, then in such event, Tenant shall have the right, within thirty (30) days thereafter, to terminate this Agreement upon written notice to Landlord, and in such event, the terms and conditions of the Original Lease, as amended by the four (4) Addendums referenced in Recital R-1 of this Agreement shall remain in full force and effect.

(c) Notwithstanding anything to the contrary set forth in the Lease or this Agreement or the Zenith Relocation Agreement, if for any reason Landlord has not commenced raising the roof of the location into which Zenith is to be relocated by January 1, 2010, Tenant shall have the right, within thirty (30) days thereafter, to terminate this Agreement upon written notice to Landlord, and in such event, the terms and conditions of the Original Lease, as amended by the four (4) Addendums referenced in Recital R-1 of this Agreement shall remain in full force and effect.

(d) Notwithstanding anything to the contrary set forth in the Lease or this Agreement or the Zenith Relocation Agreement, if for any reason Landlord’s Work as set forth in this Agreement is not complete and the Adjacent Premises is not delivered to Tenant (including delivery by Landlord of a temporary Certificate of Occupancy verifying completion of Landlord’s Work) by March 1, 2010. Tenant shall be entitled to liquidated damages of two (2) days of free Base Rent for each day (including March 1, 2010) thereafter that the Landlord’s Work as set forth in this Agreement is not complete and the Adjacent Premises is not delivered to Tenant (including delivery by Landlord of a temporary Certificate of Occupancy verifying completion Landlord’s Work). Tenants shall be entitled to commence such abatement on the Commencement Date . If Tenant terminates this Agreement in accordance with Section 7(e) below, Tenant shall not be entitled to the liquidated damages referenced in this Section 7(d).

(e) Notwithstanding anything to the contrary set forth in the Lease or this Agreement or the Zenith Relocation Agreement, if for any reason Landlord’s Work as set forth in this Agreement is not complete and the Adjacent Premises is not delivered to Tenant (including delivery by Landlord of a temporary Certificate of Occupancy verifying completion of Landlord’s Work) by April 1, 2010. Tenant shall have the right to terminate this Agreement upon written notice to Landlord given within thirty (30) days thereafter, and in such event, the terms and conditions of the Original Lease, as amended by the four (4) Addendums referenced in Recital R-1 of this Agreement shall remain in full force and effect.

(f) Notwithstanding anything to the contrary set forth in the Lease or this Agreement or the Zenith Relocation Agreement, if for any reason Landlord’s Work is not completed in accordance with Landlord’s Plans and/or Landlord’s Work is not completed within the scheduled construction timeline, Tenant, upon written notice to Landlord given within thirty (30) days of any breach, shall have the right, but not the obligation to take over performance of Landlord’s Work (or portions of Landlord’s Work at the discretion of Tenant) and perform same. Landlord shall reimburse Tenant for all of Tenant’s reasonable costs incurred as a result thereof within fifteen (15) days of Tenant’s presentation to Landlord of an invoice setting forth the portion of Landlord’s Work performed by Tenant. Should Landlord fail to reimburse Tenant within such fifteen (15) day period, Tenant may deduct such amount (together with interest at the Interest Rate) from any and all Base Rent thereafter becoming due to Landlord until the amount due Tenant shall be fully recovered.

2

(g) Tenant shall have the right to inspect Landlord’s Work at all times. Tenant shall use good faith efforts to minimize interference in the performance by Landlord of Landlord’s Work.

(h) Landlord, as part of Landlord’s Work, shall obtain and deliver to Tenant a final Certificate of Occupancy as soon as possible upon substantial completion of the material handling installation in both the Original Premises and Adjacent Premises by Tenant. Tenant shall reasonably cooperate with Landlord in obtaining the final Certificate of Occupancy.

8. Tenant’s Work. Tenant shall be responsible for the design, permitting and construction of Tenant’s furniture, fixtures and equipment inside the Premises. Tenant may enter the Adjacent Premises while Landlord is performing Landlord’s Work to install its fixtures and equipment, provided such entry or installation does not unreasonably interfere with or delay the orderly construction and completion of Landlord’ s Work by Landlord. Such early entry shall not constitute acceptance of possession of the Adjacent Premises by Tenant. Tenant shall coordinate the installation of any fixtures or equipment with Landlord’s general contractor.

9. Signage. Section 8.02 of the Original Lease is hereby modified as follows:

“Tenant shall also be permitted to place signage on the glass entry of the Premises, the monument and park directories. Such signage shall be installed in accordance with local signage code. Landlord agrees to be responsible for the costs of signage, not to exceed One Thousand and 00/100 Dollars ($1,000.00) in total.”

10. Broker. Landlord agrees to pay a commission to Cushman & Wakefield, Inc., (“Broker”) pursuant to the terms of a separate agreement. Landlord shall indemnify and hold Tenant harmless against any claim (including reasonable attorneys’ fees) for, any commission due the Broker or any other entity claiming a commission or fee with respect to this Agreement arising out of its relationship with Landlord. Tenant shall indemnify and hold Landlord harmless against any claim (including reasonable attorneys’ fees) for, any commission due any entity claiming a commission or fee with respect to this Agreement arising out of its relationship with Tenant. In the event that Landlord fails to fully pay the Broker within sixty (60) days after the date for payment set forth in such separate agreement, then, upon notice from the Broker to Tenant, Tenant shall have the right to pay such commission to Broker and abate such payment against Base Rent thereafter becoming due to Landlord until the amount due Broker is fully paid. Landlord hereby releases Tenant from liability for any such Base Rent payments made by Tenant to the Broker pursuant to Broker’s request, and agrees that all such payments shall be credited to Tenant under the Lease as amended by this Agreement as if such payments were made directly to Landlord.

11. Subordination and Non-Disturbance. Within thirty (30) days of mutual execution of this Agreement, Landlord shall deliver to Tenant the written consent of ING USA Annuity and Life Insurance Company (“Mortgagee”) to the entry into this Agreement by Landlord and Tenant and the terms and conditions contained herein. Notwithstanding anything to the contrary set forth in the Lease or this Agreement, if for any reason Landlord has not delivered to Tenant the written consent of Mortgagee within such thirty (30) day period, Tenant shall have the right to terminate this Agreement within thirty (30) days thereafter upon written notice to Landlord, and in such event, the terms and conditions of the Original Lease, as amended by the four (4) Addendums referenced in Recital R-l of this Agreement shall remain in full force and effect.

12. Warehouse Sale. Tenant shall have the right to conduct a Warehouse Sale at the Premises from time to time, not to exceed one (1) sale every twelve (12) calendar month period, provided that at least thirty (30) days written notice is given to Landlord by Tenant. Any such sale shall be in accordance with all rules, regulations, laws and ordinances.

13 Hazardous Materials. The Landlord’s indemnification contained in Section 30.03 of the Lease shall be expanded to include the Adjacent Premises, and Landlord further represents and warrants to Tenant that as of the date of this Agreement and upon completion of Landlord’s Work and delivery of the Adjacent Premises to Tenant, the Adjacent Premises is and shall remain free of any and all Hazardous Materials.

14. Defined Terms. Terms that are defined in the Lease shall have the same meanings when such terms are used in this Agreement.

15. Time is of the Essence. Time is of the essence with respect to each and every obligation arising under this Agreement and the Lease.

16. Confirmation of Terms. All of the terms, covenants and conditions of the Lease, except as are herein modified and amended, shall remain in full force and effect and are hereby adopted and reaffirmed by the parties hereto. If there is a conflict between the terms of the Original Lease as modified by the four (4) Addendums referenced above and this Agreement, the terms of this Agreement shall control.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same document, and when each of the parties hereto has executed one or more of such counterparts and delivered a signed counterpart of the signature page to the other, this Agreement shall be deemed fully executed and effective in accordance with its terms.

3

THIS LEASE MODIFICATION AGREEMENT shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, legatees, successors and assigns.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have set their hands and seals the day and date set forth above.

WITNESS:		LANDLORD: TWIN SPANS BUSINESS PARK, LLC

By:		By:		(SEAL)
Printed Name:	[ILLEGIBLE]	Name:	Thomas J. Hanna
Title:		Title:	Authorized Agent

WITNESS:		TENANT: FIVE BELOW, INC., a Pennsylvania corporation

By:		By:		(SEAL)
Printed Name:	KENNETH R. BULL	Printed Name:	THOMAS VELLIOS
Title:	SENIOR VP & SECRETARY	Title:	CEO

4

LEASE SUMMARY PAGE

1 . Landlord:	Twin Spans Business Park LLC
29 E. Commons Boulevard. Suite 100 New Castle, Delaware 19720

2. Tenant:	Five Below, Inc.

1616 Walnut Street Suite 400 Philadelphia, PA 19103 ATTN: Real Estate Department

with a copy to:	Five Below, Inc. 1616 Walnut Street Suite 400 Philadelphia, PA 19103 Attn: Lease Administration

with another copy to:	Deborah Harry & Associates 47 Churchill Drive Elverson, PA 19520 Attn: Deborah Harry, President

3 . Property:	350 Anchor Mill Road (Twin Spans VII) - New Castle, Delawarel9720

4. Premises: Unit No.:	Size 421,291 sq.ft.

5. Building:	350 Anchor Mill Road - Twin Spans VII Twin Spans Business Park County: New Castle State: DE

6. Permitted Parking Area (if any): A minimum of thirty (30) trailer spaces shall be exclusive to Tenant as shown on the Site Plan. 150 car parking spaces, all for the exclusive use of Tenant. Landlord agrees that upon the request of Tenant, it shall mark Tenant’s exclusive spaces to prevent the use of same by others.

7. Outside Storage Area (if any): None

8. Amended Lease Term: 72 full calendar months.

9. Commencement Date: May 1, 2010

10.	Expiration Date: April 30, 2016

11.	Base Rent: See Attached Rent Schedule

12. Property Operating Charge is: Included in Base Rent

☒ Real Estate Taxes

☒ Insurance

☒ Common Area Maint/Operating Expenses

13.	Base Rent Escalator: See Attached Rent Schedule

14.	Date(s) of Escalation: See Attached Rent Schedule

15. Renewal Notice Period: Two Hundred Seventy (270) Days

16. Late Charge: Five percent (5%) per month administrative fee plus applicable interest charges after thirty (30) days late at the Interest Rate, as defined in the Lease.

17. Renewal: Two (2) renewal term(s) of Five (5) years each.

18.	Renewal Rent: Per attached Rent Schedule

19.	Intentionally Omitted.

20.	Permitted Use: Storage and distribution facility and uses incidental thereto, including office, administration and warehouse uses:

5

21. Broker representing Tenant: Cushman & Wakefield, Inc. per separate agreement

22. Riders and Addenda; Rent Schedule, Zenith Termination Agreement (Exhibit D), Site Plan (Exhibit A), Space Plan. Office Plan (Exhibit B). Building Specifications (Exhibit C). Consent of Mortgagee to the Agreement

23. Security Deposit: None

6

RENT SCHEDULE

Date	Occupancy (SF)	Base Rent (PSF/Gross)	Total Monthly Rental	Total Annual Rental
5/1/2010 - 4/30/2011	421,296	$2.95	$103,569	$1,242,827
5/1/2011 - 4/30/2011	421,296	$3.95	$138,557	$1,662,684
5/1/2012 - 4/30/2013	421,296	$4.09	$143,472	$1,721,665
5/1/2013 - 4/30/2014	421,296	$4.46	$156,721	$1,880,647
5/1/2014 - 4/30/2015	421,296	$4.96	$174,136	$2,089,628
5/1/2015 - 4/30/2016	421,296	$5.11	$179,402	$2,152,823

The above stated gross rents are inclusive of all Taxes, Insurance, Common Area Maintenance/Operating Expenses or any other Property Operating Charges and are not subject to any other change. Tenant shall pay the cost of utilities consumed in the Premises, which shall be metered separately and billed directly to the Tenant.

Base Rent during the First Renewal Period:

Date	Occupancy (SF)	Base Rent (PSF/Gross)	Total Monthly Rental	Total Annual Rental
5/1/2016 - 4/30/201 7	421,296	$5.25	$184,335	$2,212,025
5/1/2017 - 4/30/2018	421,296	$5.39	$189,405	$2,272,856
5/1/2018 - 4/30/2019	421,296	$5.54	$194,613	$2,335,359
5/1/2019 - 4/30/2020	421,296	$5.70	$199,965	$2,399,582
5/1/2020 - 4/30/2021	421,296	$5.85	$205,464	$2,465,570

The above stated gross rents are inclusive of all Taxes, Insurance, Common Area Maintenance/Operating Expenses or any other Property Operating Charges and are not subject to any other change. Tenant shall pay the cost of utilities consumed in the Premises, which shall be metered separately and billed directly to the Tenant.

Base Rent during the Second Renewal Period (5/1/2021 – 4/30/2026): ninety five percent (95%) of market rent determined as follows:

Within thirty (30) days after Tenant has delivered its notice of the exercise of the Second Renewal Period, Landlord shall deliver a notice setting forth Landlord’s determination of the “market rent” for the Second Renewal Term. If Tenant disagrees with Landlord’s determination of “market rent”, then Tenant shall notify Landlord in writing of such objection within thirty (30) days after receiving the aforementioned notice. Upon Landlord’s receipt of such objection notice, Landlord and Tenant shall negotiate in good faith in an effort to agree on market rent for the Second Renewal Period; however, if Landlord and Tenant cannot agree on market rent for any reason within thirty (30) days after the date that Landlord received Tenant’s objection notice, then within fifteen (15) business days thereafter, both Landlord and Tenant shall each appoint an independent MAI certified appraiser, each appraiser having at least ten (10) years experience in the Philadelphia metropolitan area, to establish the market rent, and shall notify the other in writing of the appointment. If the two appraisers do not agree upon the market rent within thirty (30) days after the date of the appointment of the second appraiser, the two appraisers shall select a third independent MAI certified appraiser with the required credentials The third appraiser shall, within fifteen (15) days of his or her appointment, select as the market rent either (i) the market rent proposed by Landlord’s appraiser or (ii) the market rent proposed by Tenant’s appraiser, or (iii) an amount in between the market rent determined by the two appraisers. Once the market rent has been determined, the parties shall enter into an amendment reflecting the Base Rent for the Second Renewal Period as ninety five percent (95%) of the market rent as determined above. Notwithstanding the foregoing, within thirty (30) days after the determination of market rent (whether determined between Landlord and Tenant without the use of appraisers, whether determined using the two appraiser method set forth above, or whether determined by using the third appraiser as set forth above), Tenant shall have thirty (30) days from the date of any such determination of market rent, to notify Landlord that it rescinds its exercise of the Second Renewal (“Renewal Rescission Notice”), and in such event, this Lease shall terminate nine (9) full calendar months from the date of the Renewal Rescission Notice. In such event, the Monthly Base Rent for such nine (9) month period shall be the same as the Monthly Base Rent payable by Tenant in the fifth (5th) year of the First Renewal Period.

The above stated gross rents are inclusive of all Taxes, Insurance, Common Area Maintenance/Operating Expenses or any other Property Operating Charges and are not subject to any other change. Tenant shall pay the cost of utilities consumed in the Premises, which shall be metered separately and billed directly to the Tenant.

Exhibit A

SITE PLAN

Five Below
30 Trailer Spaces
10 CAR PARK SPACES
Zenith
Building
Leased Premises
204,406.43 S.F.
LOCATION MAP
SITE
PLAN DATA
LEGEND
LEASE EXHIBIT
PARCEL 7D, TWIN SPANS BUSINESS PARK
M & Z

DS

Exhibit B

Office Plan

PROPOSED PLAN-6,556 sqft

SCALE 1/8"=1'-0"

DEMO PLAN

SCALE 1/8"=1'-0"

EXHIBIT C

Five Below (FB)

Building Specifications Twin Spans Business Park, Newcastle, Delaware Distribution Center Expansion September 30,2009

Table of Contents

Section 1	General Requirements

Section 2	Main Warehouse Building

Section 3	Finished Office Spaces

Section 4	Site Specifications

General Requirements

1.1 Initial Space and Building Configuration

Existing Building Space Square Feet	204,496

New Building Square Feet	421,291

Office Square Feet	7,329 s.f.

Truck Docks	40 Dock high doors 1 grade level door

1.2 Documents and Guarantees

The Landlord shall have a complete set of certified, final working drawings and specifications prepared in conformance with these outline documents and shall furnish all labor, materials, equipment and supervision necessary for the execution and completion of the work, except for any work related to Tenant’s Fixtures, Furnishings or Equipment Design services include independent design architect, mechanical engineer, and electrical engineer.

The Contractor shall guarantee all work to be free from defects of workmanship for one (1) year.

1.3 Permits and Licensing Fees

The Landlord shall give to the proper authorities all notices as required by law relative to the work of this project, apply and pay for all federal, state and local permits and Contractor’s licenses required for construction.

1.4 Codes

The Landlord-shall be responsible for complying with all building codes and dimensional requirements of zoning ordinances applicable to the building including local city ordinances. The Landlord shall comply with seismic codes, Americans with Disabilities Act and the Occupational Safety and Health Act Provisions applicable to construction sites.

1.5 Workmanship

The design and construction of this facility will be in accordance with standard practices of the construction industry and will be performed in a workmanlike manner.

1.6 Insurance

The Landlord shall have their Contractor maintain the following insurance coverage for this project with limits as required by law or up to $5,000,000.00 when discretionary.

A	Workmen’s Compensation Insurance.

B.	Comprehensive Public Liability Insurance - including Auto Liability, Complete Operations, Contingent Liability, Contractor’s Operations and Broad Form Contractual Liability.

C.	Builder’s Risk Insurance - “All Risk” Form included by landlord: Landlord shall be responsible for deductible losses.

D.	Additional insurance to be agreed to in the lease negotiation.

1.7 Scope of Work

The landlord shall furnish all labor, material tools and equipment to construct the expanded distribution center as per these general outline specifications. This work shall include but is not limited to all items listed in this document and the approved office layout plan.

1.8 Field Supervision

The Landlord’s contractor shall have a full time employee who shall act as field superintendent until substantial completion of the project. The field superintendent shall be experienced and shall be familiar with the specified materials and systems. The field superintendent shall be responsible for adequately planning and executing the field work including scheduling and directing subcontractors on the job site, maintaining on-site records required by governmental authorities, being responsible for the layout and dimensional control of the structures of the project and monitoring the completed work for compliance with the contract drawings and specifications.

1.9 Clean-up

The Landlord shall be responsible at all times to keep the premises free from excessive accumulations of waste materials and/or rubbish. Periodically, the Landlord shall remove all rubbish and waste materials from the building and at the completion of the project, all debris, tools, scaffolding and surplus materials; shall be removed and the project shall be left in a “broom clean” condition. The landlord is wholly responsible for the proper disposal of all construction waste within local, state and federal laws.

Structure

2.1 Structure

The building system will conform to all applicable building regulations.

The Landlord has installed an ADA compliant direct access into the premises.

Floor mounted and bolted bollards shall be installed at the inside jambs of all dock doors, sprinkler risers, interior ‘ roof drain, office areas and electrical panels using method and materials that is consistent with the floor mounted bollards that currently exist within the existing Five Below space.

The bollards shall project 3’-6” above grade or finished floor. They will be capped and painted OSHA yellow.

The landlord shall relocate electrical panels, which are currently located on the demising wall, to the closest column or rack upright in accordance to code, and shall remove the demising wall without unreasonable disruption to the i tenants operation. The landlord shall patch and repair the floor, wall and ceiling after wall is removed.

2.2 Exterior Wails

Landlord to install new main exterior entrance double doors and windows to be Kawneer 451T exposed mullion framing system or equal. Aluminum thresholds shall be provided for all exterior doors. Exterior glass doors shall have standard commercial 1/4” tempered glass consistent with the glass doors that exist on the existing Five Below office space entry system. The color of glass and aluminum frames to be determined in final building design.

Landlord shall install a “sunbrella” type awning above the new entrance to the office.

2.3 Roof

Roofing shall be warranted by the manufacturer for 8 remaining years from the date of this agreement on labor and materials (full replacement roof guarantee). The landlord will assume responsibility for all roof maintenance, repair and issues.

2.4 Floor Slabs and Foundations

Floor slab will be inspected by tenant and all slabs that are unstable shall be stabilized by Landlord or removed and replaced by landlord. If for some reason repairs are required to be made to the floor slab, Landlord shall make such repairs in a manner consistent with those repairs that were previously made to the existing Five Below slab within the shipping and receiving areas.

The landlord has sealed the floor slab with one coat Seal Hard liquid floor sealer/hardener or equal.

2.5 Truck Docks

All 9’ -0” x 10’ -0” dock doors shall have a 24 ga.galvanized flush steel face and a polystyrene core. The doors will be finished with a factory-applied, baked-on primer. A total of ten (10) loading dock security gates shall be installed.

All 40 existing loading dock doors within the Adjacent Premises shall have a 7’-0” wide x 8’-0” deep, 30,000 Ib., electrically operated dock leveler that have all been tested and are in good working order. Loading dock configuration and equipment within the existing Tenant leased premises shall remain “as is”.

Dock scissor arm lights, dock bumpers and dock shelters to be provided at each dock door within the Adjacent Premises. All dock equipment shall be inspected by the tenant and repaired or replaced by the Landlord if defective.

2.6 Heating, Ventilation and Air Conditioning

The building will be heated and cooled to the design criteria which conform to ASHRAE 90-80 energy conservation code requirements.

a	Design: 50 degrees F interior at 0 degrees F exterior.

b.	Heating:

Heating is accomplished by means of joist hung gas direct fired industrial unit heaters, or roof or wall mounted Cambridge units capable of offsetting building infiltration and heat loss. Outside air will be introduced at a constant rate of .21 air changes/hour for employee ventilation and exfiltration.

2.7 Electrical Power

An electrical system will be designed to include an electrical service, main power distribution, warehouse lighting and exterior lighting. The electrical service to be sized at 3,000 amp, 480/277 volt, three phase, four-wire main switchboard. Existing electrical equipment and hardware shall be reused so long as the Tenant’s design intent and electrical needs are met We offer the following guidelines as a minimum standard:

Distribution:

Zenith space currently has 32 battery charger locations at 480 volt 30 amp each

5 Below space currently has 10 battery charger locations at.480 volt 9 amp each

Tenant supplied and installed Battery Chargers – 1-480V, 400 amp panel or equivalent or as necessary to accommodate Tenant’s loads.

Power – 4-480V/150 amp panels or equivalent or as necessary to accommodate Tenant’s loads.

Tenant supplied and installed Conveyor -1-480V 200 amp panel or equivalent or as necessary to accommodate Tenant’s loads.

Lighting – 1-480V/277V, 600 amp panel or equivalent or as necessary to accommodate Tenant’s loads.

Receptacles – Landlord shall install ten (10) total 110V convenience outiets throughout the Tenant racking areas, locations to be mutually agreed upon.

Two electric meters will exist. All utility usage for the building shall be metered separately and billed directly to the Tenant.

2.8 Lighting

A.	Warehouse Area Lighting

1.	Warehouse lighting to be 40 foot candles at the conveyor area to be achieved by lowering existing light fixtures and 30 foot candles elsewhere at 36” AFF using T-5 fixtures in a lighting pattern to achieve designated lighting levels in the aisle (as pertenants racking plan). Rack aisle lighting will be individually controlled by motion sensors.

2.	Emergency and exit lighting fixtures will be provided to meet all code requirements for the shell building.

2.9 Plumbing - Intentionally Omitted

2.10 Fire Protection

A complete fire protection sprinkler system to be provided throughout the facility shell and office area. The system is to be designed in accordance with NFPA Standards, applicable local codes. The wet pipe automatic sprinkler system to include all piping, valves, risers, fittings, post indicator valves, check valves, fire department connections, contacts for fire protection monitoring, flow switches, supports, anchors, hangers, sprinkler heads, accessories, test connections, drains, testing, inspections, design and engineering, permits and fees, approval by all governmental and fire department agencies, and any other items required for the complete design and installation of the wet pipe system.

Fire Protection Contractor will provide all calculations, installation drawings, etc., required to obtain insurance agency approvals and deliver them to the owner. Each system shall be hydraullcally calculated to meet the demand for the different areas of the building occupancy.

The warehouse area will be designed with an ESFR system.

2.11 Fire Alarm Equipment

Provide fire alarm equipment for the shell building and office area as required by code

Finished Office Spaces

Design and build a new 7,329 s.f. office and bathroom areas including the layout of all offices, rooms and open areas with room sizes, door schedules, finish schedules, and power plans. See exhibit to lease amendment for new office layout plan.

3.1 Walls

Office partition walls to be 5/8” gypsum wallboard over 3-5/8” metal studs 24” on center. Wallboard to be taped, sanded and painted with a primer coat and two (2) coats of flat latex paint. All interior office walls shall run above ceiling grid at a height of no less than 8 feet 6 inches.

Walls around washrooms, conference rooms, offices and lunchrooms shall be insulated.

All toilet room plumbing walls to be full height ceramic tile. Remaining toilet room walls to be half height ceramic tile wainscoting with remaining walls covered with vinyl wall coverings.

3.2 Flooring

Office vestibule and toilet room floors will be furnished with ceramic tile and base.

32 oz. carpet to be installed in the office areas.

Vinyl composite tile to be installed in all other areas.

3.3 Ceiling

Office suspended grid ceilings to be 5/8” x 24” x 48” fissured scored at 24” “Second Look 2” type tile The ceiling height to be no less than 8 feet 6 inches.

3.4 Doors, Frames

Doors in metal stud and drywall partitions to be 1-3/4” solid core “A” grade Birch veneer. Insulated metal doors at exterior locations will be provided with appropriate sill and weather stripping.

3.5 Window Sills

Plastic laminate or painted finish wood window sills will be provided at all exterior office windows.

3.6 Finish Hardware

All door hardware shall be as manufactured by Schlage or an equal commercial grade hardware with its function appropriate for its intended usage.

3.7 HVAC

Design

Winter outdoor design conditions:

Dry-bulb temperature:	0°F

Summer outdoor design conditions:

Dry-bulb temperature:	95°F

Wet-bulb temperature:	76°F

Indoor design conditions during occupied periods:

Winter: 70°F Summer: 70°F/50% RH

The office will be heated, ventilated and air conditioned by means of packaged rooftop units with gas heat. 15% outside air will be provided through air conditioning equipment. Office space and employee break room to have independent thermostats.

Direct exhaust will be provided from the toilet rooms through an exhaust fan to the outside of the building.

3.8 Electrical Power

An electrical system is designed to accommodate Tenant’s needs or loads and shall include an electrical service main power distribution. Office requirements include:

•	one 277V panel, 200 amp lighting

•	one 75 KVA transformer, 120V, 225 amp panel

•	one 150 amp, 480V panel for A/C

•	all necessary feeders

The above is a general guideline. Landlord shall deliver the same or equivalent or as necessary to accommodate projected loads, and so long as tenant’s design intent and electrical needs are met, with all being installed per code.

3.9 Lighting/Receptacles

A.	General office areas shall receive an average of approximately 75 footcandles. Office footcandle levels are measured at tops of desks. Lighting in the office area shall be 3-lamp recessed 2’ X 4’, fluorescent fixtures with prismatic lenses. All lighting in the office area shall be switched local. Duplex wall outlets and telephone wall outlets will be provided throughout the office area.

3.10 Plumbing

(1) Men’s	4 Water Closets 3 Urinal 3 Lavatories
(1) Women’s	6 Water Closets 3 Lavatories
(1) Driver’s	1 water closet 1 Lavatory

Floor or wall mounted toilet partitions and toilet accessories are included at washrooms.

Plumbing fixtures will be floor mounted, first quality, flush valve, white vitreous china.

Automatic flush valves to be installed on urinals.

3.11 Fire Protection

The office area will be designed for ordinary hazard (up to 130 s. f. per head)

Heads shall be placed in approximate center of ceiling tiles (+/- two inches).

3.12 Lunch Rooms/Meeting Rooms, Seating for 150

Kitchenette with sink

Electric hookup for appliances/vending machines

Site Specifications

4.1 Grading and Earthwork

Guard rails or curbing to be installed around parking area bordering retention pond.

4.2 Outdoor Seating Area

The landlord will install a picnic area to support seating for 25 employees. The picnic area with be constructed of a concrete slab on grade and shall be fenced.

4.3 Exterior Lighting

Wall and pole mounted area lights are included for illumination of the exterior parking and dock areas. Exterior lights will be controlled by both a photocell and a time clock. Exterior lighting will provide full coverage of all parking, building perimeter, and outdoor seating area.

Walkways/car parking area             2 foot candles

Exhibit D

LEASE MODIFICATION AGREEMENT

This Lease Modification Agreement (this “Agreement”) is made and entered into as of this 16th day of October, 2009 by and between Twin Spans Business Park, LLC (“Landlord”) and Zenith Products Corporation (“Tenant”).

WHEREAS, the parties entered into a certain Lease Agreement dated December 1, 2006 as the same was amended by that certain Addendum thereto of the same date (the “Original Lease”), as subsequently amended by that certain Addendum II to Lease Agreement dated May 2, 2007, and those certain Addendums to Lease Agreement dated August 15, 2008, March 31, 2009, and April 30,2009 (the Original Lease and all Addendums, collectively, the “Anchor Road Lease”) pursuant to which the Tenant leased from Landlord 216,795 square feet in a building commonly known as 350 Anchor Mill Road, Twin Spans Business Park, New Castle, Delaware 19720 (“Anchor Mill Road”) and additional square footage in temporary space as from time to time was agreed to by the parties located in a portion of Ships Landing Way (as hereinafter defined). As used in this Agreement, the term “Lease” shall mean the Anchor Road Lease, as amended by this Agreement, unless there is an express reference to the Original Lease or the context requires it to mean the Original Lease; and

“WHEREAS, the parties hereto intend to further amend the Anchor Road Lease to change the “Premises” thereunder as a result of the Landlord’s desire to relocate the Tenant’s 216,795 square feet operation currently located at Anchor Mill Road, which together with the aforementioned temporary space is the “Premises” under the Original Lease, to a new location at 499 Ships Landing Way, Twin Spans Business Park, New Castle, Delaware 19720 (“Ships Landing Way”), which on the Commencement Date (as hereinafter defined) shall be the “Premises” under the Lease. The building at 499 Ships Landing Way contains approximately 235,000 square feet; and

WHEREAS, Landlord agrees to be responsible for all reasonable costs associated with Tenant’s relocation to Ships Landing Way, tentatively estimated by Tenant for Landlord’s planning purposes only to be [                          ] which Landlord has considered and agrees is a reasonable estimate based on current known circumstances; provided, however, that such estimate is not intended to establish a limit on Landlord’s responsibility for costs and expenses of such relocation that may be actually incurred by either party. The Landlord may elect to perform any of these tasks in order to defray costs. The Tennant agrees to provide the Landlord the opportunity to perform these tasks. The general categories of costs and expenses to be incurred are anticipated to include but shall not be limited to the following:

1.	IT (Cable runs for computers & phones)

2.	Location Preparation (floor painting, storage rack labeling, operational signage and required safety equipment)

3.	Product Move (labor and trucking)

4.	Additional equipment rental (lift equipment, drop trailers)

5.	Legal fees

6. Security system (Burglar Alarm, Camera System, Remote Entry & Card Access Control)

WHEREAS, Landlord agrees to renovate Ships Landing Way as more particularly provided herein; and

WHEREAS, Tenant desires to lease Ships Landing Way as provided herein.

NOW THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby reciprocally acknowledged, Landlord and Tenant agree as follows:

1. Term. The initial term of the Lease for Ships Landing Way, as the Premises under the Lease, shall be [                ] years. The initial term of the Lease shall commence on the date (the “Commencement “Date”) that is 30 days after the last to occur of Tenant’s receipt of the Certificate of Occupancy for Ships Landing Way, full availability of all pick line racks, and completion of all tenant fit-outs and renovations to Tenant’s satisfaction, as more particularly provided in Section 5 hereof (collectively referred to as “Delivery of Premises”). Tenant agrees to fully vacate Anchor Mill Road by the Commencement Date. Notwithstanding anything contained herein to the contrary, the Commencement Date shall not be later than February 11, 2010 provided that the Delivery of Premises has occurred by December 31,2009. The parties hereto agree that until the Commencement Date, Tenant and Landlord shall be governed by the terms of the Anchor Road Lease for Anchor Mill Road and that at no time will Tenant be obligated for rent on both Anchor Mill Road under the Anchor Road Lease and on Ships Landing Way under the Lease, provided that Tenant has not breached its obligations to vacate Anchor Mill Road under the preceding sentence.

2. Renewal Options. There will be [                ] renewal options, at Tenant’s election. Tenant may elect to renew by giving one hundred eighty (180) days’ advance written notice to Landlord prior to expiration of the initial Lease Term or renewal period, as the case may be.

3. Rent. The initial annual rent for Ships Landing Way shall be [        ] per square foot, payable monthly, or [                ] per month, and shall commence effective as of the Commencement Date. The rent shall escalate [                ] annually effective as of the first day of the calendar month following each anniversary of the Commencement Date. For avoidance of doubt, no rent shall be due under the various Addendums to the Original Lease.

4. Property Operating Costs. Property Operating Costs shall be on the basis of [                ] Property Operating Costs for Year I shall not [        ] per square foot annually, or [                ] per month, and shall not increase by more than [                ] annually.

5. Renovations. Landlord shall have full responsibility for the payment of all costs and expenses associated with renovations and fit-outs, and all reasonable costs of Tenant’s

2

relocation to the new location. Such costs shall not be limited to the estimated costs recited above. Landlord’s renovations and fit-outs to Ships Landing Way shall provide Tenant with the practical equivalent of all fit-outs, improvements, and specialties available to Tenant at Anchor Mill Road and shall include, but not be limited to, a minimum ceiling height equal to or greater than the Anchor Mill Road building; same or better office space and loading doors; ESFR sprinkler system; T-5 type fluorescent lighting; security and fire protection systems; whole building capable exhaust fans; power dock levelers; electric powered bay doors; trailer locks; and dock seals or enclosures.

Additional specific renovations shall include but are not limited to the following:

A.

B.

C.

D.

E.

F.

G.

H.

I.

J.

3

K.

L.

M.

N.

O.

P.

Q.

R.

S.

T.

U.

V.

W.

X.

Y.

Z.

AA.

BB.

CC.

4

DD.

EE.

FF.

6. Permitted Parking Area. Per attached plan.

7. Outside Storage. Per attached plan.

8. Option for Available Space. Section 31.09 of the Addendum attached to the Original Lease is deleted in its entirety.

9. Contingency. This Agreement in contingent upon Landlord entering into a Lease Modification Agreement with Five Below, Inc. to lease additional space in the Anchor Mill Road building. In the event such agreement is not reached the terms of this Agreement shall be null and void and the terms and conditions of the Original Lease, as amended, shall remain in full force and effect.

10. Miscellaneous. Except as amended hereby, all terms and conditions of the Original Lease and amendments thereto are hereby ratified and confirmed and shall remain in full force and effect. Tenant shall have all rights and benefits with respect to its lease and occupation of Ships Landing Way that Tenant had under the Original Lease notwithstanding that certain of those rights and benefits may already have been delivered by Landlord under the Original Lease with respect to the Anchor Mill Road premises, including for illustration purposes only and not by way of limitation, Tenant’s right to plans and specifications for Ships Landing Way pursuant to Section 1.01 of the Original Lease; and Tenant’s right to use roof area at Ships Landing Way to install and maintain a roof satellite or antenna pursuant to Section 4.01 of the Original Lease. This Agreement shall be binding upon and inure to the benefit of the successors and assigned of the parties hereto. This Agreement may not be amended or modified orally nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the parties against whom enforcement thereof is sought The captions and paragraph headings are provided for the purpose of convenience and reference only and are not intended to limit, define the scope of, or aid in the interpretation of any provisions hereof. If there is any inconsistency between the provisions of this Agreement and the provisions of the Original Lease or amendments thereto, the provisions of this Agreement shall govern. This Agreement may be executed and delivered in several counterparts, each of which when so executed and delivered shall constitute an originally, fully enforceable counterpart for all purposes.

[ Signatures On Next Page ]

5

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Witness:	LANDLORD:

By:	Twin Spans Business Park LLC By: Thomas J. Hanna

TENANT

By:	Zenith Products Corporation
By:

6